                                                                 EXHIBIT 4(b)(1)

================================================================================

                             INTERCREDITOR AGREEMENT

                            Dated as of July 8, 2003

                                      among

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                as Trustee of the
                  American Airlines Pass Through Trust 2003-1G,
                  American Airlines Pass Through Trust 2003-1C,
                                       and
                  American Airlines Pass Through Trust 2003-1D

                                 CITIBANK, N.A.,
                         as Class G Liquidity Provider,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                             as Subordination Agent

                                       and

                          AMBAC ASSURANCE CORPORATION,
                               as Policy Provider

+===============================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS
Section 1.01  Definitions................................................................................   2

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.01  Agreement to Terms of Subordination; Payments from Monies Received Only....................  23
Section 2.02  Trust Accounts.............................................................................  24
Section 2.03  Deposits to the Collection Account and Special Payments Account; Certain Distributions.....  25
Section 2.04  Distributions of Special Payments..........................................................  26
Section 2.05  Designated Representatives.................................................................  29
Section 2.06  Controlling Party..........................................................................  30

                                   ARTICLE III

            RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

Section 3.01  Written Notice of Distribution.............................................................  32
Section 3.02  Distribution of Amounts on Deposit in the Collection Account...............................  35
Section 3.03  Distribution of Amounts on Deposit Following a Triggering Event............................  37
Section 3.04  Other Payments.............................................................................  40
Section 3.05  Payments to the Trustees, the Liquidity Providers and the Policy Provider..................  40
Section 3.06  Liquidity Facilities.......................................................................  41
Section 3.07  The Policy.................................................................................  47
Section 3.08  Subrogation................................................................................  51

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

Section 4.01  Directions from the Controlling Party......................................................  51
Section 4.02  Remedies Cumulative........................................................................  52
Section 4.03  Discontinuance of Proceedings..............................................................  53
Section 4.04  Right of Certificateholders, the Liquidity Providers and the Policy
              Provider to Receive Payments Not to Be Impaired............................................  53
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                                    ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

Section 5.01  Notices of Indenture Event of Default or Triggering Event, Etc.............................  53
Section 5.02  Indemnification............................................................................  54
Section 5.03  No Duties Except as Specified in Intercreditor Agreement...................................  54
Section 5.04  Notice from the Liquidity Providers, the Policy Provider and the Trustees..................  54

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

Section 6.01  Authorization; Acceptance of Trusts and Duties.............................................  54
Section 6.02  Absence of Duties..........................................................................  55
Section 6.03  No Representations or Warranties as to Documents...........................................  55
Section 6.04  No Segregation of Monies; No Interest......................................................  55
Section 6.05  Reliance; Agents; Advice of Counsel........................................................  55
Section 6.06  Capacity in Which Acting...................................................................  56
Section 6.07  Compensation...............................................................................  56
Section 6.08  May Become Certificateholder...............................................................  56
Section 6.09  Subordination Agent Required; Eligibility..................................................  56
Section 6.10  Money to Be Held in Trust..................................................................  57

                                   ARTICLE VII

                          SUCCESSOR SUBORDINATION AGENT

Section 7.01  Replacement of Subordination Agent; Appointment of Successor...............................  57

                                  ARTICLE VIII

                           SUPPLEMENTS AND AMENDMENTS

Section 8.01  Amendments, Waivers, Etc...................................................................  58
Section 8.02  Subordination Agent Protected..............................................................  61
Section 8.03  Effect of Supplemental Agreements..........................................................  61
Section 8.04  Notice to Rating Agencies, the Liquidity Providers and the Policy Provider.................  61

                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01  Termination of Intercreditor Agreement.....................................................  62
Section 9.02  Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, Policy
              Provider and Subordination Agent...........................................................  62
Section 9.03  Notices....................................................................................  62
Section 9.04  Severability...............................................................................  63
Section 9.05  No Oral Modifications or Continuing Waivers................................................  63
Section 9.06  Successors and Assigns.....................................................................  64
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Section 9.07  Headings...................................................................................  64
Section 9.08  Counterparts...............................................................................  64
Section 9.09  Subordination..............................................................................  64
Section 9.10  Governing Law..............................................................................  65
Section 9.11  Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.......................  65

Exhibit A Refunding Terms
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                                      iii

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                             INTERCREDITOR AGREEMENT

                  This INTERCREDITOR AGREEMENT, dated as of July 8, 2003, is made by and among U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "U.S. Bank"), not in its individual capacity but solely as trustee of each Trust (such term and other capitalized terms used herein without definition being defined as provided in Article I); CITIBANK, N.A., a national banking association, as Class G Liquidity Provider; U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VII, the "Subordination Agent"); and AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance Company ("AMBAC"), as the Policy Provider.

                  WHEREAS, pursuant to each Indenture with respect to an Aircraft, American will issue on a recourse basis several series of Equipment Notes secured by such Aircraft;

                  WHEREAS, pursuant to the Participation Agreements, each Trust will acquire those Equipment Notes having an interest rate identical to the interest rate applicable to the Certificates to be issued by such Trust;

                  WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

                  WHEREAS, the Underwriters propose to purchase the Certificates issued by the Class G Trust pursuant to the Underwriting Agreement and certain investors propose to purchase the Certificates issued by the Class C Trust and the Class D Trust;

                  WHEREAS, on the date hereof the Class G Liquidity Provider proposes to enter into a revolving credit agreement with the Subordination Agent, as agent and trustee for the Trustee of the Class G Trust, for the benefit of the Certificateholders of the Class G Trust and in connection with the issuance of New Class C Certificates, the Subordination Agent, as agent and trustee of the trustee of the New Class C Certificates, may enter into a Class C Liquidity Facility for the benefit of the holders of the New Class C Certificates;

                  WHEREAS, the Policy Provider proposes to enter into the Policy Provider Agreement providing for the issuance by the Policy Provider of a Policy for the benefit of the Certificateholders of the Class G Trust; and

                  WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustees, the Class G Liquidity Provider and the Policy Provider agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees, the Class G Liquidity Provider and the Policy Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. (a) The definitions stated herein apply equally to the singular and the plural forms of the terms defined.

                  (b) All references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement.

                  (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  (d) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

                  (e) For purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

                  "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

                  "Accrued Class G Interest" means, with respect to any Distribution Date, all amounts due and owing in respect of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates on such Distribution Date.

                  "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of
         (x) accrued and unpaid interest in respect of such Certificates and (y) the greater of:

                           (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (whether at the stated maturity or upon redemption (including, but not limited to, redemption pursuant to Section 2.10 or 2.11 of the applicable Indenture) prepayment, purchase or otherwise, but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, and

                           (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) over
                  (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

         provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) shall not apply.

                  For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the distribution of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

                  "Advance" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to (i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

                  "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

                  "American" means American Airlines, Inc., a Delaware corporation, and its successors and assigns.

                  "American Bankruptcy Event" means the occurrence and continuation of any of the following:

                           (a) American consents to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of creditors;

                           (b) American files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against American in any such case, or American seeks relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or American seeks an agreement, composition, extension or adjustment with its creditors under such laws; or

                           (c) an order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of American, a receiver, trustee or liquidator of American or of any substantial part of its property, or any substantial part of its property is sequestered, or granting any other relief as a debtor in respect of American as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration remains in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof, or

                           (d) a petition against American in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to American, any court of competent jurisdiction assumes jurisdiction, custody or control of American or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.

                  "American Entity" has the meaning specified in the Policy Provider Agreement.

                  "American Provisions" has the meaning specified in Section 8.01(a).

                  "Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

                  "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

                  "Appraisers" means Aircraft Information Systems, Inc., BK Associates, Inc. and Morton Beyer & Agnew, Inc.

                  "Available Amount" means, with respect to any Liquidity Facility on any drawing date, subject to the two provisos contained in the first sentence of Section 3.06(g), an amount equal to (a) the Stated Amount of such Liquidity Facility at such time, less (b) the aggregate amount of each Interest Drawing honored by such Liquidity Provider under such Liquidity Facility on or prior to such date that has not been reimbursed or reinstated as of such date; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under such Liquidity Facility, the Available Amount of such Liquidity Facility shall be zero.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code Sections 101 et seq., as amended, or any successor statutes thereto.

                  "Basic Agreement" means that certain Pass Through Trust Agreement, dated as of March 21, 2002, between American and U.S. Bank, as successor trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, but does not include any Trust Supplement.

                  "Business Day" means, with respect to the Certificates of any Class, any day other than a Saturday, a Sunday or a day on which (i) for purposes of the Policy and the Policy Provider, the fiscal agent under the Policy, at its office specified in the Policy, the Policy Provider at its office specified in the Policy and insurance companies in New York, New York are required or authorized by law or executive order to close and (ii) for all such and all other purposes hereunder, commercial banks are required or authorized to close in New York, New York, Dallas, Texas, or, so long as any Certificate of such Class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds, and that, solely with respect to draws under any Liquidity Facility, also is a "Business Day" as defined in such Liquidity Facility.

                  "Cash Collateral Account" means the Class G Cash Collateral Account or the Class C Cash Collateral Account, as applicable.

                  "Certificate" means a Class G Certificate, a Class C Certificate or a Class D Certificate, as applicable.

                  "Certificateholder" means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

                  "Citizen of the United States" has the meaning specified in
         Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

                  "Class" has the meaning specified in the recitals to this Agreement.

                  "Class C Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which amounts shall be deposited as referred to in Section 3.06(f).

                  "Class C Certificateholder" means, at any time, any Certificateholder of one or more Class C Certificates.

                  "Class C Certificates" means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing Fractional Undivided Interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

                  "Class C Liquidity Facility" means a revolving credit agreement (or agreements) in substantially the form of the Class G Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) between the Subordination Agent, as agent and trustee for the trustee of the New Class C Certificates, and the Class C Liquidity Provider complying with the provisions of Exhibit A, and from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class C Liquidity Provider" means the Person issuing the initial Class C Liquidity Facility or, upon the issuance of a Replacement Liquidity Facility to replace the Class C Liquidity Facility pursuant to Section 3.06(c) or 3.06(e), the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

                  "Class C Trust" means the American Airlines Pass Through Trust 2003-1C created and administered pursuant to the Class C Trust Agreement.

                  "Class C Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2003-1C thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2003-1C and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class C Trustee" means U.S. Bank, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Class D Certificateholder" means, at any time, any Certificateholder of one or more Class D Certificates.

                  "Class D Certificates" means the certificates issued by the Class D Trust, substantially in the form of Exhibit A to the Class D Trust Agreement, and authenticated by the Class D Trustee, representing Fractional Undivided Interests in the Class D Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class D Trust Agreement.

                  "Class D Trust" means the American Airlines Pass Through Trust 2003-1D created and administered pursuant to the Class D Trust Agreement.

                  "Class D Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2003-1D thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2003-1D and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class D Trustee" means U.S. Bank, not in its individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as trustee under the Class D Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Class E Certificateholder" means, at any time, any Certificateholder of one or more Class E Certificates, if and when issued.

                  "Class E Certificates" means any Certificates issued by the Class E Trust, if and when created, representing Fractional Undivided Interests in the Class E Trust.

                  "Class E Trust" means the American Airlines Pass Through Trust 2003-1E, if and when created, administered pursuant to the Basic Agreement and a Trust Supplement.

                  "Class E Trustee" means the trustee of the Class E Trust, if and when created.

                  "Class G Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which amounts shall be deposited as provided in
         Section 3.06(f).

                  "Class G Certificateholder" means, at any time any Certificateholder of one or more Class G Certificates.

                  "Class G Certificates" means the certificates issued by the Class G Trust, substantially in the form of Exhibit A to the Class G Trust Agreement, and authenticated by the Class G Trustee, representing Fractional Undivided Interests in the Class G Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G Trust Agreement.

                  "Class G Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee of the Class G Trustee, and the initial Class G Liquidity Provider, and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class G Liquidity Provider" means, initially, Citibank, N.A., or, upon the issuance of Replacement Liquidity Facility to replace the Class G Liquidity Facility pursuant to Section 3.06(c) or 3.06(e), the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

                  "Class G Trust" means the American Airlines Pass Through Trust 2003-1G created and administered pursuant to the Class G Trust Agreement.

                  "Class G Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2003-1G thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2003-1G and the issuance of the Class G Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Class G Trustee" means U.S. Bank, not in its individual capacity except as expressly set forth in the Class G Trust Agreement, but solely as trustee under the Class G Trust Agreement, together with any successor trustee appointed pursuant thereto.

                  "Closing Date" means July 8, 2003.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

                  "Collateral" means, with respect to any Indenture, the "Collateral" referred to therein.

                  "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.02(a)(i) in and from which the Subordination Agent shall make deposits and withdrawals in accordance with this Agreement.

                  "Consent Notice" has the meaning specified in Section 3.06(d).

                  "Consent Period" has the meaning specified in Section 3.06(d).

                  "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.06.

                  "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

                  "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

                  "Defaulted Series G Equipment Note" has the meaning specified in Section 3.07(c).

                  "Designated Representatives" means the Subordination Agent Representatives, the Trustee Representatives, the LP Representatives and the Policy Provider Representatives identified under Section 2.05.

                  "Disposition Payment" has the meaning specified in Section 3.07(b).

                  "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

                  "Dollars" means the lawful currency of the United States.

                  "Downgrade Drawing" has the meaning specified in Section 3.06(c).

                  "Downgraded Facility" has the meaning specified in Section 3.06(c).

                  "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

                  "Election Distribution Date" has the meaning specified in
         Section 3.07(c).

                  "Election Interest Payment" has the meaning specified in
         Section 3.07(c).

                  "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 or its equivalent by Moody's or at least A- or its equivalent by S&P. An Eligible Deposit Account may be maintained with the Subordination Agent or a Liquidity Provider so long as the Subordination Agent or such Liquidity Provider is an Eligible Institution; provided that the Subordination Agent, in its individual capacity, or such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

                  "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or
         (b) a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating of at least A3 or its equivalent by Moody's or a long-term issuer credit rating of at least A- or its equivalent by S&P.

                  "Eligible Investments" means investments in (a) obligations of the United States government or agencies thereof, or obligations guaranteed by the United States government, (b) open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated at least P-1 or its equivalent by Moody's or at least A-1 or its equivalent by S&P,
         (c) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof (or any United States branch of a foreign bank) having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's or A or its equivalent by S&P; provided, however, that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus,
         (d) Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (c) or any subsidiary thereof, and (e) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (a) through (d) as collateral so long as such investment is held by a third party custodian also qualifying as an Eligible Institution. Notwithstanding the foregoing, no investment of the type described in clause (b) above which is issued or guaranteed by any American Entity and no investment in the obligations of any one bank in excess of $10,000,000 shall be an Eligible Investment unless written approval has been obtained from the Policy Provider and a Ratings Confirmation shall have been received with respect to the making of such investment. If all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (c) above. All Eligible Investments must be held in an Eligible Deposit Account. Any of the investments described herein may be made through or with, as applicable, the bank acting as Trustee or its Affiliates.

                  "Eligible Provider" has the meaning specified in Section 2.06(c).

                  "Equipment Notes" means, at any time, the Series G Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

                  "Excess Interest Policy Drawing" has the meaning specified in
         Section 3.07(c).

                  "Excess Reimbursement Obligations" means (a) in the event of any Policy Provider Election with respect to a Series G Equipment Note, interest on the Series G Equipment Notes in respect of which the Policy Provider Election has been made in excess of 24 months of interest at the interest rate applicable to such Series G Equipment Notes and (b) any interest on the Liquidity Obligations in respect of the Class G Liquidity Facility paid by the Policy Provider to the Class G Liquidity Provider from and after the end of the 24-month period referred to in
         Section 3.07(c) hereof.

                  "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of
         (x) accrued and unpaid interest in respect of such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption (including, but not limited to, any redemption pursuant to Section 2.10 or 2.11 of any Indenture), prepayment, purchase or Acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates.

                  For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

                  "Expiry Date" with respect to any Liquidity Facility, shall have the meaning specified in such Liquidity Facility.

                  "Fee Letter" means, with respect to each Liquidity Facility, the Fee Letter among such Liquidity Provider, the Subordination Agent and American with respect to the related Liquidity Facility and any fee letter entered into among the Subordination Agent, American and any Replacement Liquidity Provider.

                  "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

                  "Final Drawing" has the meaning specified in Section 3.06(i).

                  "Final Legal Distribution Date" means with respect to the Class G Certificates, January 9, 2012, and with respect to the Class C and Class D Certificates, July 9, 2010.

                  "Fractional Undivided Interest" means the fractional undivided interest in a Trust that is represented by a Certificate relating to such Trust.

                  "Indenture" means each of the Indenture and Security Agreements entered into by the Loan Trustee and American pursuant to the Participation Agreements, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Indenture Event of Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

                  "Interest Drawing" has the meaning specified in Section
         3.06(a).

                  "Interest Payment Date" means, with respect to any Liquidity Facility, each date on which interest is due and payable under Section 3.07(c) or (d) of such Liquidity Facility on a Drawing thereunder.

                  "Interest Period" has the meaning specified in the Indentures.

                  "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and the Subordination Agent's reasonable expenses in making such investments.

                  "Late Payment Rate" has the meaning specified in the Policy Provider Agreement.

                  "Lending Office", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                  "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease or security interest of any kind.

                  "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                  "Liquidity Expenses" means with respect to the Liquidity Facilities, all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

                  "Liquidity Facility" means, at any time, the Class G Liquidity Facility or the Class C Liquidity Facility, as applicable.

                  "Liquidity Guarantee" means, with respect to any Liquidity Facility, if applicable, a guarantee executed and delivered by a Liquidity Guarantor fully and unconditionally guaranteeing the obligations of the Liquidity Provider under such Liquidity Facility.

                  "Liquidity Guarantee Event" means, with respect to any Liquidity Guarantee, (i) such Liquidity Guarantee ceasing to be in full force and effect or becoming invalid or unenforceable or (ii) the Liquidity Guarantor under such Liquidity Guarantee denying its liability thereunder.

                  "Liquidity Guarantor" means, with respect to any Liquidity Facility, if applicable, any Person that shall execute and deliver a Liquidity Guarantee and at the time of such execution and delivery shall meet the ratings requirements applicable to a Replacement Liquidity Provider.

                  "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities, the indemnity provisions of the Participation Agreements or the Fee Letters.

                  "Liquidity Provider" means the Class G Liquidity Provider or the Class C Liquidity Provider, as applicable.

                  "Loan Trustee" means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

                  "LP Incumbency Certificate" has the meaning specified in
         Section 2.05(c).

                  "LP Representatives" has the meaning specified in Section 2.05(c).

                  "LTV Appraisals" has the meaning specified in Section 4.01(a)(iv).

                  "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) (x) with respect to any Aircraft other than an Aircraft referred to in the following clause (y), the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft or
         (y) with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

                  "LTV Ratio" means (i) for the Class G Certificates, 47.4%,
         (ii) for the Class C Certificates, 65.1% and (iii) for the Class D Certificates, 71.1%.

                  "Majority in Interest of Noteholders" has the meaning specified in each Indenture.

                  "Make-Whole Amount" has the meaning specified in the Indentures.

                  "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

                  "Moody's" means Moody's Investors Service, Inc.

                  "New Class C Certificates" has the meaning specified in Exhibit A.

                  "New Class D Certificates" has the meaning specified in Exhibit A.

                  "New Series" has the meaning specified in Exhibit A.

                  "Non-Controlling Party" means, at any time, any Trustee or Liquidity Provider or the Policy Provider that is not the Controlling Party at such time.

                  "Non-Extended Facility" has the meaning specified in Section 3.06(d).

                  "Non-Extension Drawing" has the meaning specified in Section 3.06(d).

                  "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note; provided, that, any Equipment Note discharged (in whole or in part) without full performance in a bankruptcy proceeding shall be deemed to be a Non-Performing Equipment Note (but, in the case of any such partial discharge, only to the extent of such discharge).

                  "Notice of Avoided Payment" has the meaning specified in the Policy.

                  "Notice of Nonpayment" has the meaning specified in the Policy.

                  "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

                  "Operative Agreements" means this Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Liquidity Guarantees, if any, the Policy Fee Letter, the Fee Letters, the Indentures, the Trust Agreements, the Participation Agreements, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

                  "Order" has the meaning specified in the Policy.

                  "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

                           (i) Certificates of such Class theretofore cancelled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

                           (ii) all of the Certificates of such Class if money in the full amount required to make the final distribution with respect to such Class pursuant to Section
                  11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the Certificateholders of the Certificates of such Class as provided in Section 4.01 of such Trust Agreement, pending distribution of such money to such Certificateholders pursuant to payment of such final distribution payment; and

                           (iii) Certificates of such Class in exchange for or in lieu of which other Certificates of such Class have been authenticated and delivered pursuant to such Trust Agreement;

         provided, however, that in determining whether the holders of the requisite Fractional Undivided Interest of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by any American Entity shall be disregarded and deemed not to be Outstanding. In determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (x) if American Entities own 100% of the Certificates of each Class, such Certificates shall not be so disregarded and (y) if any amount of such Certificates owned by American Entities have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not an American Entity.

                  "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

                  "Participation Agreement" means, with respect to each Aircraft, the related Participation Agreement dated as of July 8, 2003 among American, each Trustee, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Payee" has the meaning specified in Section 2.03(c).

                  "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided that in the event of a bankruptcy proceeding in which American is a debtor under the Bankruptcy Code, (i) any payment default occurring before the date of the order of relief in such proceeding will not be taken into account during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period (not to exceed an additional 75 days) as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if (x) on or before the expiry of the Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Equipment Note and (y) such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if (x) on or before the expiry of the Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Equipment Note and (y) such payment default is cured before the end of the grace period, if any, set forth in the related Indenture.

                  "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

                  "Policy" means the Ambac Certificate Guaranty Insurance Policy No. AB0686BE, together with the Certificate Guaranty Insurance Policy Endorsement attached thereto, issued as of the Closing Date, by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Policy Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.02(a)(iii) into which amounts shall be deposited as referred to in Section 3.07.

                  "Policy Drawing" means any payment of a claim under the Policy (but shall not include, for the avoidance of doubt, amounts payable directly by the Policy Provider to any Liquidity Provider as contemplated by Section 2.06(c) and the last paragraph of Section 3.07(c)).

                  "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement, the Policy Provider Indemnity and Inspection Agreement or the Participation Agreements but excluding (i) any amounts due under the Policy Fee Letter (including, without limitation, the Policy Premium), (ii) the amount of any Policy Drawing or other payments made directly by the Policy Provider to the Liquidity Providers as contemplated in Section 2.06(c) and the last paragraph of
         Section 3.07(c) and any interest accrued thereon, (iii) reimbursement of and interest on the Liquidity Obligations paid to the Liquidity Providers by the Policy Provider, (iv) any indemnity payments owed to the Policy Provider, (v) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider hereunder, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights and (vi) any Excess Reimbursement Obligations.

                  "Policy Fee Letter" means the fee letter from the Policy Provider to American and the Subordination Agent setting forth the Policy Premium and certain other amounts payable in respect of the Policy.

                  "Policy Premium" has the meaning specified in the Policy Fee Letter.

                  "Policy Provider" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance company, or any successor thereto, as issuer of the Policy.

                  "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the date hereof, among the Subordination Agent, the Class G Trustee, American and the Policy Provider, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Policy Provider Default" means the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure to the Policy Provider, (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
         (ii) makes a general assignment for the benefit of its creditors or
         (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable or (c) a court of competent jurisdiction, the Wisconsin Department of Insurance or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

                  "Policy Provider Election" has the meaning specified in
         Section 3.07(c).

                  "Policy Provider Incumbency Certificate" has the meaning assigned to such term in Section 2.05(d).

                  "Policy Provider Indemnity and Inspection Agreement" means, collectively, the Policy Provider Indemnity and Inspection Agreements between American and the Policy Provider, each dated the date hereof, relating to the Aircraft, as amended, supplemented or otherwise modified from time to time in accordance with their terms.

                  "Policy Provider Interest Amounts" means interest on (i) unreimbursed Policy Drawings and (ii) amounts paid by the Policy Provider to any Liquidity Provider pursuant to Section 2.06(c) or 3.07(c) (other than Policy Provider Interest Drawing Amounts), in each case, accruing at the Late Payment Rate. For the avoidance of doubt, interest on unreimbursed Policy Drawings shall be deemed to commence accruing on the date on which such Policy Drawing is made.

                  "Policy Provider Interest Drawing Amount" means, in the event the Class G Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by the Class G Liquidity Provider, the amount of such interest to be equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing under the Class G Liquidity Facility until such Policy Drawing has been repaid in full, up to a maximum of three such Policy Drawings under the Policy.

                  "Policy Provider Obligations" means (i) all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement and the Policy Fee Letter (including, without limitation, Policy Drawings) to the extent not included in the definition of Policy Expenses and (ii) interest on all amounts due and unpaid to the Policy Provider under the Policy Provider Agreement and Policy Fee Letter (including, without limitation, interest on all due and unpaid premium, fees, expenses, and indemnities), in each case accruing at the Late Payment Rate, but shall not include (x) any Excess Reimbursement Obligations, (y) any Policy Provider Interest Amounts or (z) any Policy Provider Interest Drawing Amounts.

                  "Policy Provider Representatives" has the meaning specified in
         Section 2.05(d).

                  "Pool Balance" means, with respect to the Certificates of any Class, as of any date, (i) the original aggregate face amount of the Certificates of such Class less (ii) the aggregate amount of all distributions made as of such date in respect of such Certificates other than distributions made in respect of interest or any Make-Whole Amount payable in respect of the Equipment Notes or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date with respect to each Class shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the related Trust and the distribution thereof to be made on such date and, with respect to the Class G Certificates, any payments under the Policy made for the benefit of the Class G Certificateholders (other than payments in respect of the Class G Liquidity Facility or interest on the Class G Certificates).

                  "Preference Amount" has the meaning specified in the Policy.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PTC Event of Default" means, with respect to each Trust Agreement, the failure to distribute within 10 Business Days after the applicable Distribution Date: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy, in an aggregate amount sufficient to pay such outstanding Pool Balance, and shall have distributed such amount to the Class G Trustee) or (ii) interest scheduled for distribution on such Certificates on any Distribution Date (unless, in the case of the Class G Certificates or Class C Certificates, the Subordination Agent shall have made an Interest Drawing, a withdrawal from the related Cash Collateral Account or, in the case of the Class G Certificates, a drawing under the Policy with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

                  "Rating Agencies" means, collectively, at any time, Moody's and S&P or if either S&P or Moody's is unable to rate the Certificates, such other nationally recognized rating agency that has been requested to rate the Certificates and that is then rating the Certificates. The initial Rating Agencies will be Moody's and S&P.

                  "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies (without regard to the Policy in the case of the Class G Certificates) that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy in the case of the Class G Certificates) or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

                  "Refunding" means a refunding of the Series C Equipment Notes, Series D Equipment Notes and/or New Series (as defined in Exhibit A) of Series D Equipment Notes in accordance with Exhibit A hereto.

                  "Register", with respect to any Trust, has the meaning ascribed to such term in the Trust Agreement for such Trust.

                  "Regular Distribution Dates" means each January 9 and July 9, commencing on January 9, 2004; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

                  "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation (before downgrading of the applicable ratings on the Certificates, if any, as a result of the downgrading, if any, of the applicable Liquidity Provider, or, if applicable, the downgrading of the Liquidity Guarantor or the occurrence of a Liquidity Guarantee Event) in a face amount (or in an aggregate face amount) equal to the applicable Required Amount and issued by a Person (or Persons) (or whose obligations are guaranteed by a Liquidity Guarantor) (i) having a short-term issuer credit rating (with respect to S&P) and a short-term unsecured debt rating (with respect to Moody's) that are equal to or higher than the Threshold Rating specified in clause (a) of the definition of Threshold Rating or (ii) if such Person (or Persons) or such Liquidity Guarantor does not have such a rating from a given Rating Agency, a long-term issuer credit rating (with respect to S&P) or a long-term unsecured debt rating (with respect to Moody's) issued by such Rating Agency that is equal to or higher than the Threshold Rating specified in clause (b) of the definition of Threshold Rating. Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Class G Certificates or Class C Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.06(d) hereof.

                  "Replacement Liquidity Provider" means a Person who issues a Replacement Liquidity Facility.

                  "Required Amount" means, with respect to the Liquidity Facility or the Cash Collateral Account for any Class, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the applicable Stated Interest Rate applicable to the related Class of Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on such Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future distributions of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (i) the outstanding principal balance of the Series G Equipment Notes in respect of which such Policy Provider Election has been made shall exceed (ii) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Notes.

                  "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the Corporate Trust Department or similar department of the Subordination Agent or such Trustee, as the case may be, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, (ii) with respect to a Liquidity Provider, any authorized officer of such Liquidity Provider and (iii) with respect to the Policy Provider, any authorized officer of the Policy Provider.

                  "Scheduled Payment" means, with respect to any Equipment Note,
         (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) or (ii) any distribution in respect of interest on such Equipment Note to the Certificateholders of Certificates of the corresponding Class with funds drawn under the Liquidity Facility for such Class or withdrawn from the Cash Collateral Account for such Class or, in the case of the Class G Certificates, drawn under the Policy, which payment in the case of clause (i) or clause (ii) represents an installment of principal on such Equipment Note at the stated maturity of such installment, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, Make-Whole Amount, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

                  "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

                  "Section 2.04(b) Fraction" has the meaning specified in
         Section 2.04(b).

                  "Series C Equipment Notes" means the Series C Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series D Equipment Notes" means the Series D Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series E Equipment Notes" means the equipment notes, if any, issued pursuant to any Indenture by American and authenticated by the Loan Trustee thereunder, and designated "Series E Equipment Notes" thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Series G Equipment Notes" means the Series G Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

                  "Special Distribution Date" means (i) with respect to any Special Payment, the Business Day chosen by the Subordination Agent pursuant to Section 2.04(a) or Section 3.07(b) for the distribution of such Special Payment in accordance with this Agreement, (ii) an Election Distribution Date or (iii) each date designated as a Special Distribution Date pursuant to Section 3.07(c) or Section 3.07(e).

                  "Special Payment" means any payment (other than a Scheduled Payment or a distribution referred to in Section 2.03(c)) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture).

                  "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.02(a)(ii) as a sub-account to the Collection Account.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Stated Amount", with respect to any Liquidity Facility, means the Maximum Commitment (as defined in such Liquidity Facility).

                  "Stated Expiration Date" has the meaning specified in Section 3.06(d).

                  "Stated Interest Rate" means (i) with respect to the Class G Certificates, 3.857% per annum, (ii) with respect to the Class C Certificates, 8.0% per annum and (iii) with respect to the Class D Certificates, 12.0% per annum.

                  "Subordination Agent" has the meaning specified in the introductory paragraph to this Agreement.

                  "Subordination Agent Incumbency Certificate" has the meaning specified in Section 2.05(a).

                  "Subordination Agent Representatives" has the meaning specified in Section 2.05(a).

                  "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

                  "Termination Notice", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                  "Threshold Rating" means (a) a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term issuer credit rating of A-1 in the case of S&P, and (b) in the case of any Person who does not have a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from S&P, then in lieu of such rating from such Rating Agency or Rating Agencies, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term issuer credit rating of A+ in the case of S&P.

                  "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of an American Bankruptcy Event.

                  "Trust" means any of the Class G Trust, the Class C Trust or the Class D Trust.

                  "Trust Accounts" has the meaning specified in Section 2.02(a).

                  "Trust Agreement" means any of the Class G Trust Agreement, the Class C Trust Agreement or the Class D Trust Agreement.

                  "Trust Property", with respect to any Trust, has the meaning specified in the Trust Agreement for such Trust.

                  "Trust Supplement" means an agreement supplemental to the Basic Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of Certificates of a series, (ii) the issuance of the Certificates of a series representing fractional undivided interests in such trust is authorized and (iii) the terms of the Certificates of such series are established, as such agreement may from time to time be supplemented, amended or otherwise modified.

                  "Trustee" means any of the Class G Trustee, the Class C Trustee or the Class D Trustee.

                  "Trustee Incumbency Certificate" has the meaning specified in
         Section 2.05(b).

                  "Trustee Representatives" has the meaning specified in Section 2.05(b).

                  "Underwriters" means the several Underwriters listed as such in the Underwriting Agreement.

                  "Underwriting Agreement" means the Underwriting Agreement dated June 30, 2003, among the Underwriters and American, relating to the purchase of the Class G Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "United States" means the United States of America.

                  "U.S. Bank" has the meaning specified in the introductory paragraph to this Agreement.

                  "Withdrawal Notice" has the meaning specified in Section 3.06(d).

                  "Written Notice" means, from the Subordination Agent, any Trustee, any Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by any Liquidity Provider pursuant to Section 3.01 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

                  Section 2.01 Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee (i) hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates, (ii) agrees to enforce such provisions and cause all payments in respect of the Equipment Notes, the Liquidity Facilities and the Policy to be applied in accordance with the terms of this Agreement and (iii) with respect to payments in respect of the Equipment Notes received by it, agrees to allocate such payments first, to interest distributable in respect of the Certificates of the related Class, second, to Make-Whole Amount, if any, distributable in respect of the Certificates of the related Class, and third, to principal distributable in respect of the Certificates of the related Class. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

                  (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.01(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or other payments under the Policy Provider Indemnity and Inspection Agreement, the Operative Agreements, including payments under Section 4.02 of the Participation Agreements and
Section 2.14 of the Indentures, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and each Certificateholder, by its acceptance of a Certificate, the Policy Provider, by entering into the Policy Provider Agreement, and each Liquidity Provider, by entering into its respective Liquidity Facility, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement or the applicable Trust Agreement, as the case may be, and that none of the Trustees, Loan Trustees or the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility, the Policy Provider Agreement, the Policy or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided herein and in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

                  Notwithstanding anything to the contrary in this Agreement and in the other Operative Agreements, the Certificates do not represent indebtedness of the related Trust, and references in this Agreement and the Operative Agreements to accrued interest or principal amounts payable on the Certificates of any Class are included only for computational purposes. For purposes of such computations, the Certificates of any Class shall be deemed to be comprised of interest and principal components, with the principal component deemed to be the Pool Balance, and the interest component deemed to equal interest accruing at the Stated Interest Rate for such Class of Certificates from (i) the later of (1) the date of the issuance thereof and (2) the most recent but preceding Distribution Date to which such interest was distributed to, but excluding, (ii) the applicable date of determination, such interest to be considered payable in arrears and to be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                  Section 2.02 Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider and (iii) a Policy Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G Trustee and the Class G Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.06(f). Upon such establishment and maintenance under Section 3.06(f), the Cash Collateral Accounts shall, together with the Collection Account and the Policy Account, constitute the "Trust Accounts" hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

                  (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by American or its designated representative if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.04, as the case may be, next following the date of such investment; provided, however, that, following the making of a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the applicable Cash Collateral Account in Eligible Investments pursuant to the written instructions of American, and provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Cash Collateral Accounts as provided in Section 3.06(f)), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied. The Subordination Agent's reasonable fees and expenses in making such investments and any losses incurred in such investments shall be charged against the principal amount invested. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

                  (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Provider, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which the Policy Provider and each Rating Agency may consent) establish a new Collection Account, Special Payments Account, Cash Collateral Account or Policy Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Cash Collateral Account or Policy Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

                  Section 2.03 Deposits to the Collection Account and Special Payments Account; Certain Distributions. (a) The Subordination Agent shall, on each day when one or more Scheduled Payments (other than any Scheduled Payment which by the express terms hereof is to be deposited to the Policy Account or a Cash Collateral Account) are made to the Subordination

Agent as holder of the Equipment Notes, deposit in the Collection Account the aggregate amount of such Scheduled Payments.

                  (b) The Subordination Agent shall, on each day when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

                  (c) In the event that a Loan Trustee distributes to the Subordination Agent pursuant to Section 3.05 of any Indenture or clause "first" of Section 3.04 of any Indenture any amounts payable under Section 2.14 of any Indenture, the Subordination Agent shall promptly deposit such amounts in the Collection Account. The Subordination Agent will distribute promptly upon receipt thereof (or in the case of any such payment, compensation or reimbursement in respect of the Subordination Agent, will retain) (i) any indemnity payment received by it from American in respect of any Trustee or the Subordination Agent (collectively, the "Payees") and (ii) any compensation or reimbursement received by it from American or the Loan Trustee under any Operative Agreement in respect of any Payee, in any such case directly to the Payee entitled thereto, provided that if such Payee has previously received from the Collection Account such payment, compensation or reimbursement, then the Subordination Agent shall deposit such amount in the Collection Account.

                  Section 2.04 Distributions of Special Payments. (a) Notice of Special Payment. Upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall promptly calculate the amount of the prepayment (including upon Acceleration), redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, or the proceeds of Equipment Notes or Collateral, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee, the Policy Provider and the Liquidity Providers a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment, which shall be the first Business Day that follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.04(b) and 2.04(c) hereof, as applicable.

                  (b) Redemptions, Purchases and Prepayments of Equipment Notes. (i) So long as no Triggering Event shall have occurred (whether or not continuing), subject to Section 2.04(b)(iii), the Subordination Agent shall make distributions pursuant to this Section 2.04(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

                  first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses and Policy Expenses then in arrears plus
         (B) the product of (x) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses not in arrears to such Special Distribution Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes (the "Section 2.04(b) Fraction"), shall be distributed to the applicable Liquidity Provider and the Policy Provider, first, in satisfaction of any past due amounts, and then, in satisfaction of the accrued amounts, in each case, pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider and Policy Expenses owed to the Policy Provider;

                  second, such amount as shall be required to pay (i) (A) all accrued and unpaid interest (including interest accrued and unpaid on any Interest Drawing or any Applied Provider Advance (as defined in the respective Liquidity Facility)) then in arrears on all Liquidity Obligations (at the rate provided in the applicable Liquidity Facility) plus (B) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Liquidity Facility, determined after giving effect to payments made by the Policy Provider to each Liquidity Provider, if any, in respect of interest on Drawings under the Liquidity Facilities), (ii) all accrued and unpaid Policy Provider Interest Drawing Amounts then in arrears plus (B) the aggregate amount of all accrued and unpaid Policy Provider Interest Drawing Amounts not in arrears to such Special Distribution Date and (iii) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to Section 2.06(c), the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed in the case of clause (i) above to the respective Liquidity Provider and in the case of clauses (ii) and
         (iii) above, to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each under this clause "second";

                  third, such amount as shall be required (A) if any Cash Collateral Account has been previously funded as provided in Section 3.06(f), to fund such Cash Collateral Account up to the applicable Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to the applicable Required Amount shall be deposited in such Cash Collateral Account, (C) if neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings under such Liquidity Facility shall be distributed to such Liquidity Provider, in each case pro rata with any amount distributable pursuant to subclause (D) of this clause "third" on the basis of the amount of unreimbursed Interest Drawings and the amount of unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "third" and (D) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under its Liquidity Facility pursuant to
         Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the Liquidity Providers, but only after giving effect to the application of amounts, if any, under subclause
         (A) or (B) of this clause "third" and if any amount shall be distributable under subclause (C) of this clause "third", pro rata (without duplication) with any amount distributable pursuant to such subclause
         (C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "third";

                  fourth, if, with respect to any Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the related Liquidity Provider shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Section 3.06(f)(ii)), over (y) the Required Amount for the relevant Class, pro rata, on the basis of such amounts in respect of each Liquidity Facility;

                  fifth, if any Class G Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class G Certificates on such Special Distribution Date shall be distributed to the Class G Trustee;

                  sixth, such amount as shall be required to pay all Policy Provider Obligations then due (with any amount due under the Policy Fee Letter calculated to equal the product of the Section 2.04(b) Fraction and the amount due under the Policy Fee Letter) shall be distributed to the Policy Provider;

                  seventh, such amount as shall be required to pay Excess Reimbursement Obligations and Policy Provider Interest Amounts, shall be distributed to the Policy Provider;

                  eighth, if any Class C Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee, provided, however, that if all of the Class C Certificates have been sold by the initial holder thereof to one or more Persons that are not an American Entity and the sale or sales of such Class C Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Expected Distributions on the Class C Certificates shall be distributed immediately prior to the payment in clause "seventh" above;

                  ninth, if any Class D Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class D Certificates on such Special Distribution Date shall be distributed to the Class D Trustee;

                  tenth, if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to holders of Class E Certificates on such Special Distribution Date shall be distributed to the Class E Trustee; and
                  eleventh, the balance, if any, of such Special Payment shall be deposited in the Collection Account for distribution in accordance with Section 3.02 hereof.

                  For the purposes of this Section 2.04(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest in respect of such Certificates, together with (without duplication) accrued and unpaid interest in respect of a portion of such Certificates equal to the outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

                  (ii) Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.04(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.03.

                  (iii) Notwithstanding the provisions of Section 2.04(b)(i), whether or not a Triggering Event shall have occurred, the Subordination Agent shall make distributions of amounts deposited in the Special Payments Account constituting proceeds from the exercise of remedies under an Indenture after the occurrence of an Indenture Event of Default thereunder (including, without limitation, the sale of any Equipment Notes) in the order of priority provided in Section 3.03 on the Special Distribution Date for such Special Payment.

                  (c) Other Special Payments. Any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.04(b) shall be distributed on the Special Distribution Date therefor in accordance with Article III.

                  (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.04(b) or Section 2.04(c) shall be invested in accordance with Section 2.02(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.04(b) or Section 2.04(c), as the case may be.

                  Section 2.05 Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to the Liquidity Providers, the Policy Provider and each Trustee, and from time to time thereafter may furnish to the Liquidity Providers, the Policy Provider and each Trustee, at the Subordination Agent's discretion, or upon a Liquidity Provider's, the Policy Provider's or any Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until the Liquidity Providers, the Policy Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

                  (b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (with respect to each such Trustee, a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (with respect to each such Trustee, the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate from a Trustee, it shall be entitled to rely on the last Trustee Incumbency Certificate with respect to such Trustee delivered to it hereunder.

                  (c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (an "LP Incumbency Certificate") of a Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of the officers of such Liquidity Provider and the attorney-in-fact and agents of such Liquidity Provider (the "LP Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate from a Liquidity Provider, it shall be entitled to rely on the last LP Incumbency Certificate with respect to such Liquidity Provider delivered to it hereunder.

                  (d) With the delivery of this Agreement, the Policy Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at the Policy Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Policy Provider Incumbency Certificate") of a Responsible Officer of the Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of the Policy Provider (in each case, the "Policy Provider Representatives" and, together with the Subordination Agent Representatives, the Trustee Representatives and the LP Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of the Policy Provider hereunder. Until the Subordination Agent receives a subsequent Policy Provider Incumbency Certificate, it shall be entitled to rely on the last Policy Provider Incumbency Certificate delivered to it hereunder.

                  Section 2.06 Controlling Party. (a) The Trustees, the Liquidity Providers and the Policy Provider hereby agree that, subject to
Section 8.01(b), with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien created thereunder on the Aircraft securing such Equipment Notes), by the Subordination Agent as directed by the Controlling Party.

                  (b) Subject to paragraph (c) below, at any time prior to the time that Final Distributions have been fully paid to the holders of the Class G Certificates and/or at any time

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

when any obligations payable to the Policy Provider hereunder remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider shall be the Controlling Party. At any other time the Controlling Party shall be: (i) if Final Distributions have not been fully paid to the holders of the Class G Certificates, the Class G Trustee; (ii) if Final Distributions have been fully paid to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and (iii) if Final Distributions have been fully paid to the holders of the Class G Certificates and the Class C Certificates, the Class D Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

                  The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

                  (c) Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed,
(ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Liquidity Facility shall have become and remain "Applied Downgrade Advances" or "Applied Non-Extension Advances" or has been converted into a Final Drawing, as the case may be, under and as defined in such Liquidity Facility and (iii) the date on which all Equipment Notes under all of the Indentures shall have been Accelerated (provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which American is a debtor, any amounts payable in respect of Equipment Notes which have become immediately due and payable by declaration or otherwise shall not be considered Accelerated for purposes of this subclause (iii) until the expiration of the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period as may apply under Section 1110(a)(2)(B) or Section 1110(b) of the Bankruptcy Code), the Liquidity Provider with the greater amount of unreimbursed Liquidity Obligations owing to it (unless it has defaulted in its obligation to make any advance under its Liquidity Facility) (the "Eligible Provider") shall have the right to elect, by Written Notice to the Subordination Agent, the Policy Provider and each of the Trustees given at any time on or after the fifteenth Business Day prior to the end of such 18-month period, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the later of (x) the last day of such 18-month period and (y) the 15th Business Day after the date of receipt by the Policy Provider of such Written Notice, provided, however, that if, within 15 Business Days after its receipt of any such Written Notice from such Liquidity Provider, the Policy Provider pays to each Liquidity Provider an amount equal to all outstanding Drawings owing to such Liquidity Provider in respect of its Liquidity Facility, and interest accrued thereon to such date, the Policy Provider shall remain the Controlling Party so long as (x) no Policy Provider Default has occurred and is continuing and (y) the Policy Provider

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

thereafter pays to each Liquidity Provider an amount equal to all subsequent Drawings, together with accrued interest thereon, under its Liquidity Facility as and when such Drawings and such interest would otherwise be required to be paid under such Liquidity Facility (which payments shall be applied by such Liquidity Provider as repayments of such Drawings and accrued interest thereon), provided further, however, that upon any Policy Provider Default or the failure to comply with clause (y) of this Section 2.06(c) the Eligible Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding or, if it does not so elect or if no Liquidity Obligations owing to it remain outstanding, the Person determined to be the Controlling Party in accordance with Section 2.06(b), shall become the Controlling Party.

                  (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.01(a)(ii) and
Section 8.01(b).

                  (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

                  (f) Notwithstanding anything contained herein, neither the Controlling Party nor the Subordination Agent shall be authorized or empowered to do anything that would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

                                  ARTICLE III

            RECEIPT, DISTRIBUTION AND APPLICATION OF AMOUNTS RECEIVED

                  Section 3.01 Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of Section 2.04(b), as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

                  (i) With respect to the Class G Certificates, if any are then Outstanding, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clause "fifth" of Section 3.02 or 2.04(b), as the case may be;

                  (ii) With respect to the Class C Certificates, if any are then Outstanding, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "eighth" of Section 3.02 or 2.04(b), as the case may be;

                  (iii) With respect to the Class D Certificates, if any are then Outstanding, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clause "ninth" of Section 3.02 or 2.04(b), as the case may be;

                  (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with clauses "first", "second", "third" and "fourth" of Section 3.02 or 2.04(b), as the case may be;

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

                  (v) The Policy Provider shall set forth the amounts to be paid to it in accordance with clauses "first", "second", "third", "sixth" and "seventh" of Section 2.04(b) or Section 3.02, as the case may be; and

                  (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "eleventh" of Section 3.02.

The notices required under this Section 3.01(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a redemption, purchase or prepayment of the Equipment Notes, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

                  (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and may from time to time thereafter again request such information from such Persons, and each of the following Persons shall, within five Business Days of such request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

                  (i) With respect to the Class G Certificates, if any are then Outstanding, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class G Certificateholders pursuant to subclause
         (iv) of clause "first" of Section 3.03), "sixth" (to reimburse payments made by the Class G Certificateholders pursuant to subclause (iii) of clause "sixth" of Section 3.03) and "seventh" of Section 3.03;

                  (ii) With respect to the Class C Certificates, if any are then Outstanding, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class C Certificateholders pursuant to subclause
         (iv) of clause "first" of Section 3.03), "sixth" (to reimburse payments made by the Class C Certificateholders pursuant to subclause (iii) of clause "sixth" of Section 3.03) and "tenth" of Section 3.03;

                  (iii) With respect to the Class D Certificates, if any are then Outstanding, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class D Certificateholders pursuant to subclause
         (iv) of clause "first" of Section 3.03), "sixth" (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iii) of clause "sixth" of Section 3.03) and "eleventh" of Section 3.03;

                  (iv) With respect to each Liquidity Facility, the Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iv) of clause "first" of
         Section 3.03 and clauses "second", "third", "fourth" and "fifth" of
         Section 3.03;

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

                  (v) Each Trustee shall set forth the amounts to be paid in accordance with subclause (ii) of clause "first" of Section 3.03 and subclause (ii) of clause "sixth" of Section 3.03; and

                  (vi) The Policy Provider shall separately set forth amounts to be paid to it in accordance with clauses "first", "second", "third", "fourth", "eighth" and "ninth" of Section 3.03.

                  (c) At such time as a Trustee, a Liquidity Provider or the Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to
Section 2.04, 3.02, 3.03 or 3.07, as applicable, and, in the case of a Liquidity Provider or the Policy Provider, its commitment under its Liquidity Facility or the Policy, as the case may be, shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

                  (d) As provided in Section 6.05, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Liquidity Provider or the Policy Provider pursuant to Sections 3.01(a), 3.01 (b) and 3.01(c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such Sections.

                  (e) Any Written Notice delivered by a Trustee, a Liquidity Provider or the Policy Provider, as applicable, pursuant to Section 3.01(a), 3.01(b) or 3.01(c), if made prior to 10:00 A.M. (New York City time) on a given date that is a Business Day shall be effective on the date delivered (or if delivered later on such date or on a day that is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that, except as set forth in the Policy, any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

                  (f) In the event the Subordination Agent shall not receive from any Person any information set forth in Section 3.01(a) or Section 3.01(b) that is required to enable the Subordination Agent to make a distribution to such Person pursuant to Section 2.04(b), Section 3.02 or Section 3.03, the Subordination Agent shall not make such distribution(s) to such Person. In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "eleventh" of Section 2.04(b), clauses "first" through "twelfth" of Section 3.02 and clauses "first" through "fourteenth" of
Section 3.03 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, on the terms hereof (including Section 2.02(b)) until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld, and upon receipt of the information necessary to distribute any funds so withheld, the Subordination Agent shall distribute such funds.

                  (g) On such dates (but not more frequently than monthly) as any Liquidity Provider, the Policy Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written

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

statement (x) setting forth the Pool Balance of the Class G Certificates and (y) reflecting all amounts on deposit with the Subordination Agent pursuant to
Section 3.01(f).

                  Section 3.02 Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.04, 3.01(f), 3.03, 3.04, 3.06(b), 3.06(k) and 3.07, amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.04(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.04(c), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.01(a):

                  first, such amount as shall be required to pay in full (i) all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider shall be distributed to the applicable Liquidity Provider and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider and Policy Expenses owed to the Policy Provider;

                  second, such amount as shall be required to pay in full (i) accrued and unpaid interest on the Liquidity Obligations (at the rate provided in the applicable Liquidity Facility), (ii) the aggregate amount of all accrued and unpaid Policy Provider Interest Drawing Amounts and (iii) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to Section 2.06(c), the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed, in the case of clause (i) above to the respective Liquidity Provider and in the case of clauses (ii) and (iii) above to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each under this clause "second";

                  third, such amount as shall be required (A) if any Cash Collateral Account has been previously funded as provided in Section 3.06(f), to fund such Cash Collateral Account up to the applicable Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Cash Collateral Account an amount equal to the applicable Required Amount shall be deposited in the Cash Collateral Account, (C) if neither subclause (A) nor subclause
         (B) of this clause "third" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility, shall be distributed to such Liquidity Provider, in each case, pro rata with any amount distributable pursuant to subclause
         (D) of this clause "third" on the basis of the amount of unreimbursed Interest Drawings and the amount of the unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "third" and (D) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider under its Liquidity Facility pursuant to
         Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the

         Liquidity Providers, shall be distributed to the Policy Provider but only after giving effect to the application of amounts, if any, under subclause (A) or (B) of this clause "third" and if any amount shall be distributable under subclause (C) of this clause "third" pro rata (without duplication) with any amount distributable pursuant to such subclause (C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "third";

                  fourth, if, with respect to any Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the related Liquidity Provider shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Section 3.06(f)(ii)), over (y) the Required Amount for the relevant Class, pro rata, on the basis of such amounts in respect of each Liquidity Facility;

                  fifth, if any Class G Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class G Certificates on such Distribution Date shall be distributed to the Class G Trustee;

                  sixth, such amount as shall be required to pay the Policy Provider all Policy Provider Obligations then due shall be distributed to the Policy Provider;

                  seventh, such amount as shall be required to pay in full all Excess Reimbursement Obligations and any Policy Provider Interest Amounts shall be distributed to the Policy Provider;

                  eighth, if any Class C Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee, provided, however, that if all of the Class C Certificates have been sold by the initial holder thereof to one or more Persons that are not an American Entity and the sale or sales of such Class C Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Expected Distributions on the Class C Certificates shall be distributed immediately prior to the payment in clause "seventh" above;

                  ninth, if any Class D Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Class D Trustee;

                  tenth, if the Class E Certificates have been issued and any Class E Certificates are outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to holders of Class E Certificates on such Distribution Date shall be distributed to the Class E Trustee;

                  eleventh, such amount as shall be required to pay in full (without duplication of any amounts otherwise payable hereunder or under any Operative Agreement) the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee; and

                  twelfth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

                  Section 3.03 Distribution of Amounts on Deposit Following a Triggering Event. Except as otherwise provided in Sections 3.01(f), 3.06(b), 3.06(k) and 3.07, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

                  first, such amount as shall be required to reimburse (i) the Subordination Agent for any reasonable out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) the Policy Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Policy Provider, and (iv) each Liquidity Provider, the Policy Provider or each Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Liquidity Provider, Policy Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses
         (i) through (iv) above;

                  second, such amount as shall be required to pay (i) all accrued and unpaid Liquidity Expenses and (ii) all accrued and unpaid Policy Expenses shall be distributed to the applicable Liquidity Provider and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses owed to each Liquidity Provider and Policy Expenses owed to the Policy Provider;

                  third, such amount as shall be required to pay in full (i) accrued and unpaid interest on the Liquidity Obligations (at the rate provided in the applicable Liquidity Facility), (ii) the aggregate amount of all accrued and unpaid Policy Provider Interest Drawing Amount and (iii) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest owing to such Liquidity Provider under its Liquidity Facility pursuant to Section 2.06.(c), the amount of such payment made to the Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed, in the case of (i) above, to the respective Liquidity Provider and, in the case of (ii) and (iii) above, to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each;

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

                  fourth, such amount as shall be required (A) if any Cash Collateral Account has been previously funded as provided in Section 3.06(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the related Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to fund such Cash Collateral Account up to its Required Amount shall be deposited in such Cash Collateral Account, (B) if any Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the related Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Liquidity Facility, to deposit into the related Cash Collateral Account an amount equal to the Required Amount applicable to such Cash Collateral Account shall be deposited in such Cash Collateral Account, (C) if, with respect to any Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "fourth" is applicable, to pay or reimburse the Liquidity Provider in respect of such Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Liquidity Facility shall be distributed to such Liquidity Provider, in each case pro rata with any amount distributable pursuant to subclause (D) of this clause "fourth" on the basis of the amount of unreimbursed Interest Drawings and unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "fourth" and (D) if the Policy Provider has paid to each Liquidity Provider all outstanding Drawings and interest thereon owing to such Liquidity Provider pursuant to Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the Liquidity Providers, shall be distributed to the Policy Provider but only after giving effect to the application of amounts, if any, under subclause (A) or (B) of this clause "fourth" and if any amount shall be distributable under subclause (C) of this clause "fourth", pro rata (without duplication) with any amount distributable pursuant to such subclause (C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "fourth";

                  fifth, if, with respect to any Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "fourth" above, then the Liquidity Provider relating to such Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Section 3.06(f)(ii)), over (y) the Required Amount applicable to such Liquidity Facility (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (A)(i) or
         (B)(i), as the case may be, of clause "fourth" above is applicable);

                  sixth, such amount as shall be required to reimburse or pay
         (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by, or any other amount payable to, the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation

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

         paid under the applicable Trust Agreement), expense, fee, charge or other loss incurred by, or any other amount payable to, such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section
         5.02 in respect of amounts described in clause (i) above (without duplication of any amounts distributed pursuant to subclause (iv) of clause "first" of this Section 3.03), shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case pro rata on the basis of all amounts described in clauses
         (i), (ii) and (iii) above;

                  seventh, if any Class G Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class G Certificates shall be distributed to the Class G Trustee, provided that so long as all of the Class C Certificates are owned by an American Entity, such amount remaining as shall be required to pay Final Distributions on the Class G Certificates shall be distributed to the Class G Trustee;

                  eighth, such amount as shall be required to pay all Policy Provider Obligations then due shall be distributed to the Policy Provider;

                  ninth, such amount as shall be required to pay in full all Excess Reimbursement Obligations and Policy Provider Interest Amounts shall be distributed to the Policy Provider;

                  tenth, if any Class C Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee, provided, however, that if all of the Class C Certificates have been sold by the initial holder thereof to one or more Persons that are not an American Entity and the sale or sales of such Class C Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Adjusted Expected Distributions on the Class C Certificates shall be distributed immediately prior to the payment in clause "ninth" above;

                  eleventh, if any Class D Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Class D Trustee; provided that so long as all of the Class D Certificates are owned by an American Entity, such amount remaining as shall be required to pay Final Distributions on the Class G Certificates shall be distributed to the Class G Trustee prior to any distribution to the Class D Trustee pursuant to this clause "eleventh";

                  twelfth, if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class E Certificates shall be distributed to the Class E Trustee;

                  thirteenth, (i) if any Class G Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class G Certificates shall be distributed to the Class G Trustee; (ii) after giving effect to clause
         (i), if any Class C Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class C Certificates shall be distributed to the Class C Trustee; (iii) after giving effect to clauses (i) and (ii), if any Class D Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class D Certificates shall be distributed to the Class D Trustee; (iv) after giving effect to clauses (i), (ii) and (iii), if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class E Certificates shall be distributed to the Class E Trustee; and

                  fourteenth, any amount remaining shall be distributed to the Class G, Class C, Class D and Class E Trustees (for distribution to the Certificateholders of the applicable Trusts) pro rata based upon the original aggregate principal amounts of the Equipment Notes held by the respective Trusts.

                  Section 3.04 Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement or any payments received or realized at any time after the Final Distributions for all Classes of Certificates have been made shall, in either case, be distributed by the Subordination Agent in the order of priority specified in Section 3.03.

                  (b) On any Interest Payment Date under each Liquidity Facility that is not a Distribution Date, the Subordination Agent shall pay to the Liquidity Provider under such Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Liquidity Provider under such Liquidity Facility.

                  (c) Except as otherwise provided in Section 3.03 or Sections 3.06(a) and 3.06(b), if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.02; provided that, for the purposes of this
Section 3.04(c) only, each reference in clause "eleventh" of Section 3.02 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "fifth", "eighth", "ninth" or "tenth" of Section 3.02 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

                  Section 3.05 Payments to the Trustees, the Liquidity Providers and the Policy Provider. Any amounts distributed hereunder to any Liquidity Provider or the Policy Provider shall be paid to such Liquidity Provider or the Policy Provider, as applicable, by wire transfer of funds to the address such Liquidity Provider or the Policy Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Liquidity Provider or the Policy Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee that is not the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds at the address such Trustee shall provide to the Subordination Agent.

                  Section 3.06 Liquidity Facilities. (a) Interest Drawings. If on any Distribution Date, after giving effect to the provisions of this Agreement (including the subordination provisions hereof) and any Election Interest Payment made by the Policy Provider pursuant to Section 3.07(c), the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on any Class of Certificates (at the related Stated Interest Rate) then, prior to 1:00 p.m. (New York City time) on such Distribution Date, the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility, if any, for such Class (and concurrently with the making of such request, the Subordination Agent shall give notice to the Policy Provider of such insufficiency of funds) in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for the related Class of Certificates) and (ii) the Available Amount under the applicable Liquidity Facility, and shall upon receipt of such amount pay such amount to the applicable Trustee in payment of such accrued interest as provided in Section 3.06(b).

                  (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Agreement, all payments received by the Subordination Agent in respect of an Interest Drawing under a Liquidity Facility and all amounts withdrawn by the Subordination Agent from any Cash Collateral Account, and payable in each case to the related Class of Certificateholders, shall be promptly distributed to the Trustee for such Class and, upon receipt thereof by such Trustee, applied to the payment of interest in respect of which it was drawn, except that if (i) the Subordination Agent shall receive any amount in respect of an Interest Drawing under the Class G Liquidity Facility or a withdrawal from the Class G Cash Collateral Account to pay Accrued Class G Interest after such Accrued Class G Interest has been fully paid by a Policy Drawing under the Policy pursuant to Section 3.07(a), or (ii) the Subordination Agent shall receive any amount in respect of a Policy Drawing under the Policy pursuant to Section 3.07(a), to pay Accrued Class G Interest after such Accrued Class G Interest has been paid (in full or in part) to the Class G Trustee by an Interest Drawing under the Class G Liquidity Facility or a withdrawal from the Class G Cash Collateral Account, the Subordination Agent, in the case of either clause (i) or clause (ii), shall pay an amount equal to the amount of such Interest Drawing or withdrawal directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G Certificateholders or the Class G Trustee (provided that any such amount paid under both the Class G Liquidity Facility (or from the Class G Cash Collateral Account) and the Policy and constituting an Election Interest Payment with respect to one or more Series G Equipment Notes shall be repaid directly to the Class G Liquidity Provider as reimbursement for such Interest Drawing or to the Class G Cash Collateral Account as replenishment for such withdrawal, as applicable).

                  (c) Downgrade Drawings. Each Liquidity Provider shall promptly, but in any event within ten days of its receipt of notice thereof, deliver notice to the Subordination Agent of any downgrading below the applicable Threshold Rating of the short-term unsecured debt rating or short-term issuer credit rating of such Liquidity Provider or of any Liquidity Guarantor issued by any Rating Agency (or, if such Liquidity Provider or Liquidity Guarantor does not have a short-term unsecured debt rating or short-term issuer credit rating from either Rating Agency, the long-term unsecured debt rating or long-term issuer credit rating of such Liquidity Provider or Liquidity Guarantor from such Rating Agency). If at any time (i) if there is no Liquidity Guarantor, the short-term issuer credit rating (with respect to S&P) or short-term unsecured debt rating (with respect to Moody's) of any Liquidity Provider (or, if such Liquidity Provider does not have such a rating issued by a given Rating Agency, the long-term issuer credit rating (with respect to S&P) or long-term unsecured debt rating (with respect to Moody's) of such Liquidity Provider issued by such Rating Agency) is lower than the applicable Threshold Rating or (ii) if there is a Liquidity Guarantor, the short-term issuer credit rating (with respect to S&P) or short-term unsecured debt rating (with respect to Moody's) of the Liquidity Guarantor issued by either Rating Agency is lower than the applicable Threshold Rating or a Liquidity Guarantee Event has occurred with respect to such Liquidity Facility and is continuing, within 10 days after the date of such downgrading or Liquidity Guarantee Event (but not later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (or guaranteed by the downgraded Liquidity Guarantor or affected by a Liquidity Guarantee Event) (the "Downgraded Facility")), such Liquidity Provider or American (in both cases at American's expense) may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Subordination Agent, subject to the Ratings Confirmation. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, on the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.06(f). Subject to Section 3.06(e)(iii), the applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

                  (d) Non-Extension Drawings. If any Liquidity Facility with respect to a Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then no earlier than the 60th day and no later than the 40th day prior to the then applicable Stated Expiration Date, the Subordination Agent shall request in writing that the related Liquidity Provider extend the Stated Expiration Date to the earlier of
(i) the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates and (ii) the date that is the day immediately preceding the 364th day after the last day of the Consent Period (unless the obligations of such Liquidity Provider thereunder are earlier terminated in accordance with such Liquidity Facility); provided that a Liquidity Provider may elect to extend the Stated Expiration Date for its Liquidity Facility to a date that is later than such 364th day and on or before the date that is 15 days after the Final Legal Distribution Date for the related Class of Certificates in accordance with the procedures specified in its Liquidity Facility. Whether or not the applicable Liquidity Provider has received such a request from the Subordination Agent, such Liquidity Provider shall by notice (the "Consent Notice") to the Subordination Agent during the period commencing on the date that is 60 days prior to the then effective Stated Expiration Date and ending on the date that is 25 days prior to such Stated Expiration Date (the "Consent Period") advise the Subordination Agent whether, in its sole discretion, it agrees to so extend the Stated

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

Expiration Date; provided, however, that such extension shall not be effective with respect to such Liquidity Provider if, by notice (the "Withdrawal Notice") to the Subordination Agent prior to the end of the Consent Period, such Liquidity Provider revokes its Consent Notice. If a Liquidity Provider advises the Subordination Agent in the Consent Notice that such Stated Expiration Date shall not be so extended or gives a Withdrawal Notice to the Subordination Agent prior to the end of the Consent Period, or fails to irrevocably and unconditionally advise the Subordination Agent on or before the end of the Consent Period that such Stated Expiration Date shall be so extended (and, in each case, if such Liquidity Provider shall not have been replaced in accordance with Section 3.06(e)), the Subordination Agent shall, on the date on which the Consent Period ends (or as soon as possible thereafter but prior to the Stated Expiration Date), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with
Section 3.06(f). If any amounts shall be drawn pursuant to a Non-Extension Drawing and, within 30 days thereafter, the related Liquidity Provider shall not have been replaced, then at any time following the 30th day after such Non-Extension Drawing, such Liquidity Provider may, by written notice to the Subordination Agent, agree to reinstate its Liquidity Facility on the terms of its existing Liquidity Facility for a period ending on the 364th day after the end of the Consent Period; provided, however, that in such event such Liquidity Provider shall reimburse the Subordination Agent for any costs actually incurred by or on behalf of the Subordination Agent in drawing pursuant to the Non-Extension Drawing and funding the related Cash Collateral Account or otherwise in connection with the Non-Extension Drawing.

                  (e) Issuance of Replacement Liquidity Facility. (i) Subject to Section 3.06(e)(iii) and the agreements, if any, in the applicable Fee Letter, at any time, American may, at its option and at its own expense, with notice to the Policy Provider, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility (including any Replacement Liquidity Facility provided pursuant to Section 3.06(e)(ii)). If a Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing has been made, all funds on deposit in the related Cash Collateral Account resulting from such Downgrade Drawing or Non-Extension Drawing will be returned to the Liquidity Provider being replaced.

                  (ii) If any Liquidity Provider shall determine not to extend its Liquidity Facility in accordance with Section 3.06(d), then such Liquidity Provider may, at its option, with notice to the Subordination Agent, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Liquidity Facility. Subject to
Section 3.06(e)(iii), any Liquidity Provider also may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after a Non-Extension Drawing so long as such Non-Extension Drawing has not been reimbursed in full to such Liquidity Provider.

                  (iii) No Replacement Liquidity Facility arranged by American or a Liquidity Provider in accordance with Section 3.06(c) or clause
(i) or (ii) of this Section 3.06(e) shall become effective and no such Replacement Liquidity Facility shall be deemed the "Liquidity Facility" under the Operative Agreements, unless and until (A) each of the conditions referred to in Section 3.06(e)(iv) below shall have been satisfied and (B) in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.06(c) or Section 3.06(e)(ii), such Replacement Liquidity Provider and such Replacement Liquidity Facility (including the fees and compensation and interest payable thereunder to the Replacement Liquidity Provider) are acceptable to American.

                  (iv) In connection with the issuance of each Replacement Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.06(c) and without regard to the Policy), (y) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Cash Collateral Account as described in Section 3.06(f)(vii), and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Subordination Agent, together with a legal opinion addressed to the Subordination Agent, the Trustees, the Policy Provider and American opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

                  (v) Upon satisfaction of the conditions set forth in Sections 3.06(e)(iii) and 3.06(e)(iv), (w) the replaced Liquidity Facility shall terminate, (x) the Subordination Agent shall, if and to the extent so requested by American or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to
(1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) the Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with respect to the relevant Class with the rights and obligations of a Liquidity Provider for such Class hereunder and under the other Operative Agreements and such Replacement Liquidity Facility shall be deemed to be the Liquidity Facility for the relevant Class hereunder and under the other Operative Agreements.

                  (f) Cash Collateral Account; Withdrawals; Investments. If the Subordination Agent shall draw all available amounts under any Liquidity Facility pursuant to Section 3.06(c), Section 3.06(d) or Section 3.06(i), or in the event amounts are to be deposited in any Cash Collateral Account pursuant to subclause (A) or (B) of clause "third" of Section 2.04(b), subclause (A) or (B) of clause "third" of Section 3.02 or subclause (A) or (B) of clause "fourth" of
Section 3.03, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the related Cash Collateral Account. All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.02(b). On each Interest Payment Date (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Cash Collateral Account (or in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, an amount of such Investment Earnings on amounts on deposit in each Cash Collateral Account equal to the product of such Investment Earnings multiplied by the Section 2.04(b) Fraction) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.04(b), 3.02, 3.03 or 3.04(b) (as applicable). The Subordination Agent shall deliver a written statement to American, the Policy Provider and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the amount of Investment Earnings held in the Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

                  (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on any Class of Certificates covered by a Liquidity Facility (at the Stated Interest Rate for such Class of Certificates) after giving effect to the subordination provisions of this Agreement and (in the case of the Class G Certificates) any Election Interest Payment made by the Policy Provider, withdraw from the applicable Cash Collateral Account, and pay to the Trustee of the related Class, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for such Class of Certificates) on such Class of Certificates and (y) the amount on deposit in the related Cash Collateral Account (so long as the aggregate amount of unreplenished withdrawals, including such withdrawal, does not exceed the Required Amount with respect to the Liquidity Facility for such Class of Certificates for such Distribution
         Date);

                  (ii) on each date on which the Pool Balance of any Class of Certificates covered by a Liquidity Facility shall have been reduced by payments made to the Certificateholders of such Class pursuant to
         Section 2.04(b), Section 3.02 or Section 3.03, the Subordination Agent shall withdraw from the related Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of such Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in such Cash Collateral Account on such date) and any transfer of Investment Earnings from such Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Liquidity Facility for such Class of Certificates) plus the remaining Investment Earnings on deposit in such Cash Collateral Account (if any) will be on deposit in such Cash Collateral Account and shall, first, pay such withdrawn amount to the applicable Liquidity Provider until the Liquidity Obligations owing to such Liquidity Provider shall have been paid in full and, second, deposit any remaining amount in the Collection Account;

                  (iii) if a Replacement Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the related Cash Collateral Account, the Subordination Agent shall withdraw all amounts remaining on deposit in such Cash Collateral Account and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and deposit any remaining amount in the Collection Account; and

                  (iv) following the payment of Final Distributions with respect to a Class of Certificates covered by a Liquidity Facility, on the date on which the Subordination Agent shall have been notified by the Liquidity Provider with respect to such Class that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the related Cash Collateral Account and deposit such amount in the Collection Account.

                  (g) Reinstatement. With respect to any Interest Drawing under any Liquidity Facility, upon the reimbursement of the related Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to such Liquidity Provider but not to exceed the Stated Amount for such Liquidity Facility; provided, however, that the Available Amount of such Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility; provided further that any payment by the Policy Provider to any Liquidity Provider of any amounts pursuant to the first proviso to Section 2.06(c) shall not reinstate such Liquidity Facility, but such Liquidity Facility (so long as such Liquidity Facility is in effect) shall be reinstated, pro tanto, to the extent the Policy Provider receives any reimbursement in respect of such payment under clause "third" of Section 2.04(b), clause "third" of
Section 3.02 or clause "fourth" of Section 3.03 unless (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Drawing shall have occurred with respect to such Liquidity Facility. In the event that, with respect to a Liquidity Facility, (i) funds are withdrawn from the related Cash Collateral Account pursuant to clause
(i) of Section 3.06(f) or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time, other than (x) any time when both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility or (y) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility, shall be deposited in such Cash Collateral Account as and to the extent provided in clause "third" of
Section 2.04(b), clause "third" of Section 3.02 or clause "fourth" of Section 3.03, as applicable, and applied in accordance with Section 3.06(f).

                  (h) Reimbursement. The amount of each drawing under each Liquidity Facility shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in such Liquidity Facility.

                  (i) Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with and to the extent permitted by the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder

(a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.06(f).

                  (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of a Liquidity Facility is reduced as a result of a reduction in the Pool Balance with respect to the related Class of Certificates (including, in the case of Class G Liquidity Facility, by reason of a Policy Provider Election with respect to one or more Series G Equipment Notes), the Subordination Agent shall, if such Liquidity Facility provides for reductions of the Stated Amount of such Liquidity Facility and if such reductions are not automatic, request the related Liquidity Provider to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the relevant Liquidity Facility.

                  (k) Relation to Subordination Provisions. Interest Drawings under each Liquidity Facility and withdrawals from each Cash Collateral Account, in each case, in respect of interest on the related Class of Certificates, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 2.04(b), 3.02, 3.03 and 3.06(f).

                  (l) Assignment of Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under its Liquidity Facility or any interest therein unless (i) American shall have consented to such assignment and (ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment.

                  Section 3.07 The Policy. (a) Interest Drawings. If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the subordination provisions of this Agreement and to the application of available funds in accordance with the priorities specified in
Section 2.04 and Article III, and taking into account any Drawing paid under the Class G Liquidity Facility in respect of Accrued Class G Interest due on such Distribution Date and any withdrawal of funds from the Class G Cash Collateral Account in respect of Accrued Class G Interest due on such Distribution Date, the Subordination Agent does not then have sufficient funds available for the payment of Accrued Class G Interest, then, prior to 1:00 p.m. (New York City time) on such Regular Distribution Date, the Subordination Agent (i) shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest and (ii) upon receipt of funds, shall pay such amount from the Policy Account to the Class G Trustee in payment of such Accrued Class G Interest on such Distribution Date.

                  (b) Proceeds Deficiency Drawing. If on any Special Distribution Date (other than a Special Distribution Date established pursuant to the second paragraph of Section 3.07(c)) established by the Subordination Agent by reason of its receipt of a Special Payment (a "Disposition Payment") constituting the proceeds of any Series G Equipment Note or related Collateral, as the case may be, there exists a shortfall in the amounts available to the Subordination Agent (after giving effect to the subordination provisions of this Agreement and to the application of available funds, including, without limitation, the amount of such Disposition

Payment in accordance with the priorities specified in Section 2.04 and Article III, and (if the receipt of the Special Payment from the disposition of such Series G Equipment Note or related Collateral occurs prior to a Policy Provider Election with respect to such Series G Equipment Note) taking into account any Drawing paid under the Class G Liquidity Facility in respect of Accrued Class G Interest and any withdrawal of funds in the Class G Cash Collateral Account in respect of such interest) required to reduce the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of the applicable Series G Equipment Note (determined immediately prior to the receipt of such Disposition Payment and less the amount of any Policy Drawing previously paid by the Policy Provider in respect of principal of such Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction accrued at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, then, prior to 1:00 p.m. (New York City time) on such Special Distribution Date, the Subordination Agent (x) shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the amount of such shortfall and (y) shall pay the amount specified in clause (x), when received, from the Policy Account to the Class G Trustee in payment of such reduction in the outstanding Pool Balance of the Class G Certificates plus such accrued and unpaid interest on such Special Distribution Date. The Subordination Agent shall promptly, but not less than 20 days prior to the Special Distribution Date established pursuant to this
Section 3.07(b), send to American, the Trustees, the Class G Liquidity Provider and the Policy Provider, a Written Notice of such Special Distribution Date.

                  (c) No Proceeds Drawing. On the first Business Day (which shall be a Special Distribution Date) that is 24 months after the last date on which full payment was made on any Series G Equipment Note (a "Defaulted Series G Equipment Note") as to which there has subsequently been a failure to pay principal or that has subsequently been Accelerated, if on or prior to such Business Day the Subordination Agent has not theretofore made a drawing under the Policy pursuant to Section 3.07(b), the Subordination Agent shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date. The Subordination Agent shall promptly, but not less than 25 days prior to such Business Day, send to American, the Trustees, the Class G Liquidity Provider and the Policy Provider a Written Notice establishing such Business Day as the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest on the amount of such reduction at the Stated Interest Rate for the Class G Certificates. For the avoidance of doubt, after the payment by the Policy Provider in full of such amount under this
Section 3.07(c), the Subordination Agent shall have no right to make any further Policy Drawings under Section 3.07(c) in respect of such Defaulted Series G Equipment Note except for a drawing in respect of Preference Amounts as provided in Section 3.07(e).

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

                  Notwithstanding the foregoing, the Policy Provider has the right, so long as no Policy Provider Default shall have occurred and be continuing, upon notice to the Subordination Agent given at least five days prior to the Special Distribution Date established by the Subordination Agent pursuant to the first paragraph of this Section 3.07(c), to elect instead (the "Policy Provider Election") to pay (i) on such Special Distribution Date an amount equal to the scheduled principal and interest at the Stated Interest Rate for the Class G Certificates that came due on such Defaulted Series G Equipment Note (without regard to the Acceleration thereof) but was not paid during such 24-month period (after giving effect to the application of funds received from the Class G Liquidity Facility and withdrawals of funds from the Class G Cash Collateral Account, in each case in respect of such interest) and (ii) thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest at the Stated Interest Rate for the Class G Certificates that becomes due on such Defaulted Series G Equipment Note on the related payment date (without regard to any Acceleration thereof or to any funds available under the Class G Liquidity Facility or the Class G Cash Collateral Account) until the establishment of an Election Distribution Date or a Special Distribution Date established as provided in the immediately following sentence (the interest portion of each such payment, an "Election Interest Payment"). Following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' Written Notice to the Subordination Agent and the Class G Trustee, the Policy Provider may, notwithstanding the Policy Provider Election, request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Special Distribution Date.

                  Further, following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, upon the occurrence and continuance of a Policy Provider Default, the Subordination Agent shall on any Business Day (an "Election Distribution Date", which shall be a Special Distribution Date) elected by the Subordination Agent upon 20 days' Written Notice to the Class G Trustee and the Policy Provider, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date. The Subordination Agent shall make each such Policy Drawing referred to in this subparagraph (c) under the Policy (for payment into the Policy Account) no later than 1:00 p.m. (New York City time) on the relevant Special Distribution Date and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.

                  In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, from and after the end of such 24-month period honor drawings by the Class G Liquidity Provider in respect of amounts referred to in clause (g) of the definition of "Deficiency Amount" contained in the Policy (each, an "Excess Interest

Policy Drawing"). The Class G Liquidity Provider agrees to make such Excess Interest Policy Drawings and that the proceeds thereof shall reduce pro tanto the Liquidity Obligations owing to it. Upon the issuance of any Replacement Liquidity Facility for the Class G Certificates pursuant to Section 3.06(e), the Policy Provider agrees to promptly deliver to the Replacement Liquidity Provider providing such Replacement Liquidity Facility a certified copy of the Policy, provided that the Class G Liquidity Provider being replaced returns its certified copy of the Policy to the Policy Provider.

                  (d) Final Policy Drawing. If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the subordination provisions of this Agreement and the application of available funds in accordance with the priorities specified in Section 2.04 and Article III, and taking into account any Drawing paid under the Class G Liquidity Facility in respect of interest included in the Final Distribution and any withdrawal of funds in the Class G Cash Collateral Account in respect of interest included in the Final Distribution, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distribution (calculated as of such date but excluding any Make-Whole Amount) on the Class G Certificates then, prior to 1:00 p.m. (New York City time) on such date, the Subordination Agent shall: (i) deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as of such date but excluding any Make-Whole Amount) on the Class G Certificates, and (ii) upon receipt of funds, pay such amount from the Policy Account to the Class G Trustee in payment of such amount on such date.

                  (e) Avoidance Drawings. If at any time the Subordination Agent shall have actual knowledge of the issuance of an Order, the Subordination Agent shall promptly give notice thereof to American, each Trustee, the Class G Liquidity Provider and the Policy Provider. The Subordination Agent shall thereupon calculate the Preference Amount resulting therefrom and shall promptly: (a) send to the Class G Trustee a Written Notice of such amount and
(b) prior to the expiration of the Policy deliver to the Policy Provider, or its fiscal agent, a Notice of Avoided Payment, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (for payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy and/or the Subordination Agent for deposit into the Policy Account) in an amount equal to the amount of relevant Preference Amount. To the extent that any portion of such Preference Amount is to be paid by the Subordination Agent, such Written Notice shall also set the date for the distribution of such portion of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date and shall be the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the date of such Written Notice. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date, the Subordination Agent shall make the specified Policy Drawing and, upon its receipt of the proceeds thereof, pay the amount thereof from the Policy Account to the Class G Trustee.

                  (f) Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 2.04, 3.02 and 3.03), except as provided in Section 3.06(b)(i) and (ii), all payments received by the Subordination Agent in respect of a Policy Drawing (including, without limitation, that portion, if any, of the proceeds of a Policy Drawing for any Preference Amount that is to be paid to the Subordination Agent and not to any receiver, conservator, debtor-in-possession or trustee-in-bankruptcy as provided in the Policy) shall be promptly paid from the Policy Account to the Class G Trustee for distribution to the Class G Certificateholders. Each Policy Drawing shall be applied to the purpose for which it was made, including, without limitation, the application of that portion of a Policy Drawing relating (i) to accrued interest with respect to a Series G Equipment Note to the payment of interest on the Class G Certificates and (ii) to principal of a Series G Equipment Note to the reduction of the Pool Balance of the Class G Certificates.

                  (g) Reduction of Outstanding Pool Balance. Promptly following each date on which the Pool Balance of the Class G Certificates is reduced as a result of a payment under this Agreement, the Subordination Agent shall inform the Policy Provider of such reduction. Anything contained herein to the contrary notwithstanding, (i) no Policy Drawing for payment in respect of the Class G Certificates under clause (a) of this Section 3.07 shall be in excess of Accrued Class G Interest and (ii) no Policy Drawing under clauses (b),
(c) or (d) of this Section 3.07 shall be for an amount in excess of the then outstanding Pool Balance of the Class G Certificates plus Accrued Class G Interest. Nothing contained in this Intercreditor Agreement shall be deemed to alter or amend the liabilities, obligations, requirements or procedures of the Policy Provider under the Policy and the Policy Provider shall not be obligated to make payment except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

                  (h) Resubmission of Notice for Payment. If the Policy Provider at any time informs the Subordination Agent in accordance with the Policy that a Notice of Nonpayment or Notice of Avoided Payment submitted by the Subordination Agent does not satisfy the requirements of the Policy, the Subordination Agent shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, and shall pay to the Class G Trustee out of the Policy Account the amount received pursuant to such amended or revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, when received.

                  Section 3.08 Subrogation. The Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy as set forth herein, the exercise of such subrogation rights to be subject to the other provisions of this Agreement.

                                   ARTICLE IV

                              EXERCISE OF REMEDIES

                  Section 4.01 Directions from the Controlling Party. (a) (i) The Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under each Indenture, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. If the Equipment Notes issued pursuant to any Indenture have been Accelerated

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

following an Indenture Event of Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable and in accordance with applicable law.

                  (ii) Notwithstanding the foregoing, so long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of a Trust all of the Certificates of which are held or beneficially owned by American Entities), no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

                  (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Event of Default (and before the occurrence of a Triggering Event) commission an appraisal with respect to the Aircraft subject to such Indenture.

                  (iv) After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

                  (b) To the extent permitted by applicable law, the Subordination Agent, at the direction of the Controlling Party, shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Aircraft or Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, if the Subordination Agent is so directed by the Controlling Party, the Subordination Agent may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Section 2.04(b) and Article III. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may direct the Subordination Agent to, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or take any other remedial action permitted by such Indenture or applicable law.

                  Section 4.02 Remedies Cumulative. Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Policy Provider, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

                  Section 4.03 Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

                  Section 4.04 Right of Certificateholders, the Liquidity Providers and the Policy Provider to Receive Payments Not to Be Impaired. Subject to the provisions of this Agreement and each Trust Agreement, the right of any Certificateholder, any Liquidity Provider or the Policy Provider, respectively, to receive payments hereunder (including, without limitation, pursuant to Section 2.04, 3.02 or 3.03) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder, such Liquidity Provider or the Policy Provider, respectively.

                                   ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

                  Section 5.01 Notices of Indenture Event of Default or Triggering Event, Etc. (a) If the Subordination Agent shall have knowledge of an Indenture Event of Default or a Triggering Event, as promptly as possible and in any event within ten days after obtaining actual knowledge thereof, the Subordination Agent shall give notice thereof to the Rating Agencies, American, the Liquidity Providers, the Policy Provider and the Trustees by facsimile or telephone (to be promptly confirmed in writing), unless such Indenture Event of Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge, the Subordination Agent shall not be deemed to have knowledge of any Indenture Event of Default or Triggering Event unless notified in writing by American, one or more Trustees, any Liquidity Provider, the Policy Provider or one or more Certificateholders; and "actual knowledge" (as used in the foregoing clause) of the Subordination Agent shall mean actual knowledge of an officer in the Corporate Trust Office of the Subordination Agent.

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

                  (b) The Subordination Agent will furnish to each Liquidity Provider, the Policy Provider and each Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, the Policy Provider or Trustee, as applicable, pursuant to any other Operative Agreement. The Subordination Agent will furnish to the Policy Provider and American, promptly upon receipt thereof, duplicates or copies of all notices received by the Subordination Agent from any Liquidity Provider.

                  Section 5.02 Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under
Article IV unless the Subordination Agent shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be incurred by it in connection therewith. The Subordination Agent shall not be required to take any action under Article IV, nor shall any other provision of this Agreement or any other Operative Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

                  Section 5.03 No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense) promptly take such action as may be necessary duly to discharge all Liens on any of the Trust Accounts or any monies deposited therein that are attributable to the Subordination Agent in its individual capacity and that are unrelated to the transaction contemplated hereby and by the other Operative Agreements.

                  Section 5.04 Notice from the Liquidity Providers, the Policy Provider and the Trustees. If any Liquidity Provider, the Policy Provider or any Trustee has notice of an Indenture Event of Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers, the Policy Provider and Trustees and to the Subordination Agent; provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

                                   ARTICLE VI

                             THE SUBORDINATION AGENT

                  Section 6.01 Authorization; Acceptance of Trusts and Duties. The Class G Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the Class G Liquidity Facility and Policy Provider Agreement and authorizes the Subordination Agent to enter into the Class G Liquidity Facility and Policy Provider Agreement as agent and trustee for such Trustee. Each of the Liquidity Providers, the Policy Provider and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. U.S. Bank accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Agreement and agrees to receive, handle and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall have no liability hereunder except
(a) for its own willful misconduct or negligence, (b) as provided in Section
2.02 and the last sentence of Section 5.03, (c) for liabilities that may result from the inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement and (d) as otherwise expressly provided herein or in the other Operative Agreements.

                  Section 6.02 Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

                  Section 6.03 No Representations or Warranties as to Documents. The Subordination Agent shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained herein or therein (other than the representations and warranties of the Subordination Agent made in its individual capacity under any Operative Agreement), except that the Subordination Agent hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf. The Certificateholders, the Trustees, the Policy Providers and the Liquidity Providers make no representation or warranty hereunder whatsoever.

                  Section 6.04 No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee, the Policy Provider or any Liquidity Provider as provided in Articles II and III or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.02) be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

                  Section 6.05 Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers, the Trustees or the Policy Provider, the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider, Trustee, or the Policy Provider, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Subordination Agent may (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and (b) consult with counsel, accountants and other skilled Persons to be selected and retained by it. The Subordination Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel's, accountants' or Person's area of competence (so long as the Subordination Agent shall have exercised reasonable care and judgment in selecting such Persons).

                  Section 6.06 Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

                  Section 6.07 Compensation. The Subordination Agent shall be entitled to such compensation, including reasonable expenses and disbursements, for all services rendered hereunder as American and the Subordination Agent may agree from time to time in writing and shall have a priority claim to the extent set forth in Article III on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider or the Policy Provider for any fee as compensation for its services as agent under this Agreement. The provisions of this Section
6.07 shall survive the termination of this Agreement.

                  Section 6.08 May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

                  Section 6.09 Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder that is a Citizen of the United States, a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof and eligible to act as a trustee under Section 310(a) of the Trust Indenture Act of 1939, as amended, and that has a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized under the laws of the United States or any State or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such bank, trust company or other financial institution or such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such bank, trust company or other financial institution or such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section 6.09, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 7.01.

                  Section 6.10 Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property and the Subordination Agent, in its individual capacity, hereby waives all rights of set-off and counterclaim with respect to all such property.

                                  ARTICLE VII

                          SUCCESSOR SUBORDINATION AGENT

                  Section 7.01 Replacement of Subordination Agent; Appointment of Successor. (a) The Subordination Agent or any successor thereto must resign if at any time it fails to comply with Section 6.09 and may resign at any time without cause by giving 60 days' prior written notice to American, the Trustees, the Policy Provider and the Liquidity Providers. The Controlling Party may remove the Subordination Agent for cause by so notifying the Subordination Agent and shall remove the Subordination Agent if:

                  (1)      the Subordination Agent fails to comply with Section
         6.09;

                  (2) the Subordination Agent is adjudged bankrupt or insolvent or files a bankruptcy petition as a debtor;

                  (3) a receiver of the Subordination Agent shall be appointed or any public officer shall take charge or control of the Subordination Agent or its property or affairs; or

                  (4) the Subordination Agent otherwise becomes incapable of acting.

                  If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party shall in consultation with American promptly appoint a successor Subordination Agent. If a successor Subordination Agent shall not have been appointed within 60 days after such notice of resignation or removal, the retiring Subordination Agent, one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent to act until such time, if any, as a successor shall have been appointed as provided above.

                  A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Policy Provider, the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Policy, the Liquidity Facilities and all of the property and all books and records, or true, complete and correct copies thereof, held by it as Subordination Agent to the successor Subordination Agent.

                  If the Subordination Agent fails to comply with Section 6.09 (to the extent applicable), one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition a court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.

                  Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation and, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider shall have consented to such successor Subordination Agent.

                  (b) Any corporation, bank, trust company or other financial institution into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation, bank, trust company or other financial institution succeeding to all or substantially all of the corporate trust business of the Subordination Agent, shall be the successor of the Subordination Agent hereunder, provided that such corporation, bank, trust company or other financial institution shall be otherwise qualified and eligible under Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except that such corporation, bank, trust company or other financial institution shall give prompt subsequent notice of such transaction to the Liquidity Providers, American and the Policy Provider.

                                  ARTICLE VIII

                           SUPPLEMENTS AND AMENDMENTS

                  Section 8.01 Amendments, Waivers, Etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.06(e)(v)(y) with respect to any Replacement Liquidity Facility or any amendment contemplated by the penultimate sentence of this Section 8.01(a), with the consent of holders of Certificates of the related Class evidencing Fractional Undivided Interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement (including, without limitation, without the consent of the Certificateholders to the extent permitted thereby, Section 9.01 of the Basic Agreement)), the Subordination Agent, the Policy Provider and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified (i) without the consent of any Trustee in order (x) to cure any ambiguity or omission or to correct any mistake, (y) to correct or supplement any provision, or (z) to make any other provision in regard to matters or questions arising hereunder that will not materially adversely affect the interests of any Trustee or the holders of the related Class of Certificates, (ii) without the consent of any Trustee, the Policy Provider or any Liquidity Provider if such supplement, amendment or modification is in accordance with Section 8.01(c) or Section 8.01(d) and Exhibit A hereto and (iii) without the consent of the Policy Provider if such supplement, amendment or modification is to give effect to a Replacement Liquidity Facility issued pursuant to the provisions of Section 3.06(e) so long as such supplement, amendment or modification shall not be adverse to the interests of the Policy Provider and the Policy Provider shall have received five Business Days' prior notice (together with a copy) thereof. If any supplement, amendment or modification to this Agreement (i) would directly or indirectly amend, modify or supersede, or otherwise conflict with, Section 2.02(b), Section 3.06(c), Section 3.06(e), Section 3.06(f) (other than the last sentence thereof), Section 3.06(1), this sentence, the last sentence of Section 8.01(a), Section 8.01(c),
Section 8.01(d) or Section 9.06 (collectively, the "American Provisions"), (ii) would otherwise affect the interests of a potential Replacement Liquidity Provider or of American with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or the Policy Provider Indemnity and Inspection Agreement or (iii) is made pursuant to the penultimate sentence of this Section 8.01(a) or pursuant to
Section 8.01(c) or Section 8.01(d), then such supplement, amendment or modification shall not be effective without the additional written consent of American. Notwithstanding the foregoing, without the consent of each Certificateholder affected thereby, the Policy Provider and each Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii) except as provided in the penultimate sentence of this Section 8.01(a) or Section 8.01(c) or Section 8.01(d), modify Section 2.04, Section 3.02 or Section 3.03 hereof relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to any Liquidity Facility or the Policy. Nothing contained in this Section 8.01(a) shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. Each of the Liquidity Providers and the Policy Provider hereby agrees and confirms that (i) it shall be deemed to consent to the issuance of the New Class C Certificates, New Class D Certificates, Class E Certificates, New Series of Series C Equipment Notes, New Series of Series D Equipment Notes, Series E Equipment Notes and the amendments to this Agreement made in connection therewith in accordance with Section 8.01(c) or Section 8.01(d), as the case may be, and (ii) any such issuance shall not affect any of its respective obligations under its Liquidity Facility or the Policy, as applicable. The parties hereto agree that no amendments shall be made to this Agreement pursuant to Section 8.01(c), Section 8.01(d) or Exhibit A hereto unless each Rating Agency shall have provided written confirmation that the issuance of the New Class C Certificates, the New Class D Certificates or the Class E Certificates, as the case may be, will not cause the rating then in effect by such Rating Agency for any Class of Certificates (without regard, in the case of the Class G Certificates, to the Policy), to be withdrawn, suspended or downgraded. If the Replacement Liquidity Facility is to be comprised of more than one instrument as contemplated by the definition of the term "Replacement Liquidity Facility", then each party hereto agrees to amend this Agreement and the other Operative Agreements to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Trust.

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

                  (b) If the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued or the related Participation Agreement or other related document, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.01 and 4.04; provided that no such amendment, modification, consent or waiver shall (i) reduce the amount of principal or interest payable by American under any Equipment Note or delay the timing of any such payment, (ii) create any Lien with respect to any Collateral prior to, pari passu with or subordinate to the Lien of the related Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the Lien of such Indenture upon the related Collateral or (iii) reduce the percentage in principal amount of the outstanding Equipment Notes issued under any Indenture required to take or approve any action under such Indenture without, in the case of the preceding clauses (i), (ii) and (iii), the consent of each Liquidity Provider, the Policy Provider and the Trustee of each Trust (other than any Trust all the Certificates of which are held or beneficially owned by American Entities) whose Certificateholders would be affected thereby, the consent of each such Trustee to be given only at the direction of the holders of all of the Certificates Outstanding under such Trust.

                  (c) If Class E Certificates are issued, this Agreement shall be amended by written agreement of the Subordination Agent and the Trustees to provide for the subordination of such Class E Certificates to the Class G Certificates, the Class C Certificates and the Class D Certificates substantially in the same manner as the Class D Certificates are subordinated hereunder to the Class G Certificates and the Class C Certificates. No such amendment shall adversely affect any Trustee or, without the consent thereof, any Liquidity Provider or the Policy Provider. The amendment to this Agreement to give effect to the issuance of any Class E Certificates shall, without limitation:

                  (i)      add the Class E Trustee as a party to this Agreement;

                  (ii) revise the definitions of "Certificate", "Class", "Controlling Party", "Equipment Notes", "Final Legal Distribution Date", "LTV Ratio", "Stated Interest Rate", "Trust", "Trust Agreement" and "Trustee", as appropriate, to reflect the issuance of the Class E Certificates (and the subordination thereof); and

                  (iii) revise the provisions of this Agreement governing distributions with respect to Certificates and related notices, including, without limitation, Sections 2.04, 3.01, 3.02, 3.03 and 3.06, if necessary, to provide for distributions on the Class E Certificates after payment of all relevant distributions on the Class D Certificates.

If, with respect to any Aircraft, Series E Equipment Notes are issued to any Person other than the Class E Trust, this Agreement shall be amended by written agreement of the indenture trustees of the Series E Equipment Notes, the Trustees and the Subordination Agent (i) to provide for each holder of a Series E Equipment Note to be bound by the provisions of Section 2.06(a) so that the Controlling Party, among other things, shall be entitled to direct the Loan Trustee under the applicable Indenture as provided in such Section 2.06(a) (and such Series E Equipment Notes shall make effective provision therefor so as to bind each holder thereof to such provisions of Section 2.06(a)) and (ii) to revise the definitions of "Controlling Party" and "Equipment Notes", as appropriate, to reflect the issuance of the Series E Equipment Notes (and the prior rights, as against the holders of such Series E Equipment Notes, of the Policy Provider, the Class G Trustee, the Class C Trustee and the Class D Trustee to be such "Controlling Party"). No such amendment shall materially adversely affect any Trustee.

                  (d) If there is a Refunding, this Agreement shall be amended by written agreement of the Subordination Agent, the Trustees of the continuing Trusts, if applicable, the Class C Liquidity Provider, and the Trustees of the newly created Trusts. Such amendment shall comply with the provisions of Exhibit A hereto, shall substitute the new class C trustee and/or the new class D trustee for the Class C Trustee or Class D Trustee of the Trusts being prepaid and shall make other Permitted Refunding Changes (as defined in such Exhibit A), including, without limitation:

                  (i) revise the definitions as appropriate of "Class C Cash Collateral Account", "Class C Liquidity Facility", "Class C Liquidity Provider", "Class C Trust Agreement", "Class D Trust Agreement", "Fee Letter", "Series C Equipment Notes", and "Series D Equipment Notes", including without limitation, to reflect the new date and other identifying characteristics of any substituted agreement; and

                  (ii) revise the definitions of Stated Interest Rate and Final Legal Distribution Date to reflect the terms of the new Certificates.

No Refunding shall adversely affect any right or obligation of the Policy Provider or any Liquidity Provider, it being agreed by the Policy Provider and each Liquidity Provider that any Refunding in accordance with Exhibit A will be deemed to not adversely affect any of its respective rights or obligations.

                  Section 8.02 Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed by it pursuant to the terms of
Section 8.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Agreement, any Liquidity Facility or the Policy, the Subordination Agent may in its discretion decline to execute such document.

                  Section 8.03 Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article VIII, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

                  Section 8.04 Notice to Rating Agencies, the Liquidity Providers and the Policy Provider. (a) Promptly following its receipt of each amendment, consent, modification,

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

supplement or waiver contemplated by this Article VIII, the Subordination Agent shall send a copy thereof to each Rating Agency, each Liquidity Provider and the Policy Provider.

                  (b) Until such time as an Indenture Event of Default has occurred under an Indenture, the Policy Provider shall provide at least seven days prior notice to S&P and Moody's of each action it intends to take with respect to such Indenture in its capacity as Controlling Party.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01 Termination of Intercreditor Agreement. Upon (or at any time after) payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Liquidity Providers and all Policy Provider Obligations to the Policy Provider and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities and of the Policy Provider under the Policy shall have expired or been terminated, this Agreement shall terminate and shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

                  Section 9.02 Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, Policy Provider and Subordination Agent. Subject to the second sentence of Section 9.06 and the provisions of Section 4.04 and 8.01, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  Section 9.03 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or if mailed, three Business Days after deposit, postage prepaid in the first class United States mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), if to the Subordination Agent, to:

         U.S. Bank Trust National Association
         225 Asylum Street
         Goodwin Square
         Hartford, Connecticut 06103
         Attention: Corporate Trust Division

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

         Telephone: (860) 244-1844
         Telecopy:  (860) 244-1881

if to any Trustee, to:

         U.S. Bank Trust National Association
         225 Asylum Street
         Goodwin Square
         Hartford, Connecticut 06103
         Attention: Corporate Trust Division

         Telephone: (860) 244-1844
         Telecopy:  (860) 244-1881

if to the Policy Provider, to:

         Ambac Assurance Corporation
         One State Street Plaza
         New York, New York 10004
         Attention: Surveillance Department

         Telephone: (212) 668-0340
         Telecopy:  (212) 363-1459

with a copy to:

         Attention: General Counsel - Urgent
         Telecopy:  (212) 208-3566

if to any Liquidity Provider, at the address set forth in the respective Liquidity Facility.

                  Any party hereto, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words "notice" or "notify" or similar words are used herein, they mean the provisions of formal notice as set forth in this
Section 9.03.

                  Section 9.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 9.05 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

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

                  Section 9.06 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. In addition, the American Provisions shall inure to the benefit of American and its successors and permitted assigns, and (without limitation of the foregoing) American is hereby constituted, and agreed to be, an express third party beneficiary of the American Provisions.

                  Section 9.07 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

                  Section 9.09 Subordination. (a) As among the Trustees, and as between the Liquidity Providers and the Policy Provider, on the one hand, and the Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time. In addition, as among the Trustees and the Certificateholders of each Class, this Agreement shall be a subordination agreement for purposes of such Section 510.

                  (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to (i) the Liquidity Providers of all Liquidity Obligations then due and payable and (ii) the Policy Provider of all Policy Provider Obligations, or prior to the distribution in full of any other amount distributable hereunder, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Policy Provider Indemnification and Inspection Agreement, the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

                  (c) If any Trustee, any Liquidity Provider, the Policy Provider or the Subordination Agent receives any payment in respect of any obligations owing or amounts distributable hereunder (or, in the case of the Liquidity Providers or the Policy Provider, in respect of the Liquidity Obligations or the Policy Provider Obligations, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations or amounts (or, in the case of the Liquidity Providers or the Policy Provider, such Liquidity Obligations or the Policy Provider Obligations, as the case may be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

                  (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent expressly confirm and

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

agree that the payment priorities and subordination specified in Articles II and III shall apply in all circumstances, notwithstanding the occurrence of an American Bankruptcy Event or any similar event or occurrence relating to any other Person (it being expressly agreed that the payment priorities and subordination specified in Articles II and III shall apply whether or not a claim for post-petition or post-filing interest is allowed in the proceedings resulting from such American Bankruptcy Event or other event or occurrence).

                  (e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

                  (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of any Liquidity Provider and the Policy Provider, the Liquidity Obligations or the Policy Provider Obligations, as the case may be;

                  (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of any Liquidity Provider and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be;

                  (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of any Liquidity Provider and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto;

                  (iv) refrain from exercising any right or remedy, or delay in exercising any right or remedy, which it may have; or

                  (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers, the Policy Provider or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

                  Section 9.10 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 9.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this

Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

                  (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  (c) Each Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any state thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Trustee for each of the Trusts

                                    By: /s/ Alison D.B. Nadeau
                                        ----------------------------------------
                                        Name:  Alison D.B. Nadeau
                                        Title: Vice President

                                    CITIBANK, N.A., Class G Liquidity Provider

                                    By: /s/ Gaylord C. Holmes
                                        ----------------------------------------
                                        Name:  Gaylord C. Holmes
                                        Title: Vice President

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    Subordination Agent

                                    By: /s/ Alison D.B. Nadeau
                                        ----------------------------------------
                                        Name:  Alison D.B. Nadeau
                                        Title: Vice President

                                    AMBAC ASSURANCE CORPORATION,
                                    Policy Provider

                                    By: /s/ Barry Schofield
                                        ----------------------------------------
                                        Name:  Barry Schofield
                                        Title: Vice President

                                                                    Exhibit A to
                                                         Intercreditor Agreement

                                 REFUNDING TERMS

American shall have the option to prepay (each such prepayment and the related transactions contemplated by this Exhibit A, a "Refunding") at any time without premium all outstanding Series C Equipment Notes and all outstanding Series D Equipment Notes, provided that all the following conditions are complied with:

1. Ratings Confirmation with respect to the Refunding shall have been received with respect to any then-rated Class of Certificates not undergoing such Refunding.

2. American shall have issued, pursuant to each Indenture, new Series C Equipment Notes and Series D Equipment Notes (each, a "New Series"). The economic terms of either New Series (the "Specified Economic Terms") may not differ in any material respect from the economic terms of the corresponding series of Equipment Notes being prepaid (a "Prepaid Series"), except that:

         (a) the interest rates of either New Series or both may be changed (provided that the interest rate of all Equipment Notes of a series shall be the same), and either New Series or both may provide for specified increases and decreases in the stated interest rate under stated circumstances (provided that the interest rate on the New Series of Series C Equipment Notes may not exceed 20% per annum) or, solely in the case of a New Series of Series D Equipment Notes, floating rate interest;

         (b) the principal amount of either New Series or both issued under any Indenture may be increased or decreased; provided that the principal amount of a New Series issued under any Indenture may not change by more than 20% of the principal amount outstanding as of the date of redemption of the corresponding Prepaid Series issued under such Indenture;

         (c) the maturity date of either New Series or both may be made earlier or later by not more than one year before or after the original maturity date of the corresponding Prepaid Series; and

         (d) the amount of premium on prepayment on either New Series or both may be changed.

3. Each New Series shall be substantially in the form of the respective series of Equipment Notes being prepaid, with only Permitted Refunding Changes thereto. "Permitted Refunding Changes", with respect to any instrument, agreement or other document, means only such changes, amendments and modifications to such instrument, agreement or other document as may be necessary or advisable to implement (x) the Specified Economic Terms and (y) conforming and clarifying changes to reflect the transactions contemplated by this Exhibit A.

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

4. Following a Refunding, if a New Series has been purchased by a New Trust (as defined below) with proceeds of New Class C Certificates (as defined below) or New Class D Certificates (as defined below) that were sold to Persons unaffiliated with American, such new Series may be prepaid only if all series of Equipment Notes issued under the underlying related Indenture that are senior to such New Series also are prepaid.

5. American and a Trustee (a "New Trustee") shall have entered into a Trust Supplement for a new Class C Trust and a new Class D Trust (each, a "New Trust") (providing for the issuance of new Class C Certificates and new Class D Certificates respectively) substantially in the form of the Trust Supplements of the Trusts holding the corresponding Prepaid Series (the "Terminating Trusts"), in each case, with Permitted Refunding Changes.

6.       [RESERVED].

7.       [RESERVED].

8. Pursuant to amendments to reflect Permitted Refunding Changes, each New Trustee, in substitution of the corresponding Trustee of the relevant Terminating Trust, shall become a party to this Intercreditor Agreement and to the Participation Agreements, in each case, as they may be amended as provided in the last paragraph of this Exhibit A.

9. New Class C Certificates ("New Class C Certificates") shall have been sold to one or more Persons unaffiliated with American, other than the original registered holder (or the named beneficiary of such original registered holder or any person who holds Class C Certificates for the benefit of such named beneficiary) of definitive trust certificates of the Terminating Trusts, and from the proceeds thereof there shall have been purchased the relevant New Series by the relevant New Trustee. A Class C Liquidity Facility with terms substantially similar to those contained in the Class G Liquidity Facility covering 18 months of interest on the New Class C Certificates may be provided for the New Class C Certificates.

         Concurrently with the sale of New Class C Certificates, new Class D Certificates ("New Class D Certificates") may be sold to one or more Persons affiliated with American or unaffiliated with American (other than, in each case, the original registered holder (or the named beneficiary of such original holder or any person who holds Class D Certificates for the benefit of such named beneficiary) of definitive trust certificates of the Terminating Trusts), and from the proceeds thereof there shall have been purchased the relevant New Series by the relevant New Trustee. If the Series D Equipment Notes are the subject of such a Refunding, and if the New Series of Series D Equipment Notes issued in such Refunding is purchased by a New Trust with proceeds of New Class D Certificates that are sold to one or more Persons affiliated with American, such New Series of Series D Equipment Notes may, at American's option, be prepaid as part of a second Refunding in which additional new Class D Certificates are sold to one or more Persons unaffiliated with American as provided in this Exhibit A.

10. Each New Series of Equipment Notes shall be issued to the Subordination Agent as agent of the New Trustee of the applicable New Trust.

11. American shall have paid or made provision for the payment of all costs of implementing the foregoing.

12. American shall provide the Policy Provider with prior notice of its intention to effect a Refunding as promptly as practicable, but in no event less than 5 business days in advance of such Refunding.

In lieu of prepaying both the Series C Equipment Notes and Series D Equipment Notes, American shall have the right to prepay only the Series C Equipment Notes, in which case the conditions relating to Series D Equipment Notes and Class D Certificates (the "Class D Conditions") shall not be applicable. American may thereafter prepay the Series D Equipment Notes in which case the Class D Conditions above will be applicable and the Ratings Confirmation in respect of the related Refunding shall also be in respect of the Class C Certificates.

Each party to this Intercreditor Agreement agrees for the benefit of American to cooperate with American at American's reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Notwithstanding anything to the contrary set forth in this Intercreditor Agreement, any Operative Agreement, or any Operative Document or Pass Through Document (as such terms are defined in each Indenture), any Permitted Refunding Changes to this Intercreditor Agreement or any such other agreement or instrument may be made without the consent of any Certificateholder; provided that each of the following instruments, agreements or specified provisions of instruments or agreements may be amended, modified or supplemented in connection with a Refunding only to make conforming or clarifying changes resulting from the consummation of the transactions described in this Exhibit A (or otherwise in accordance with the terms of such instrument or agreement):

Series G Equipment Notes
Class G Trust Agreement
Class G Certificate
Policy
Class G Liquidity Facility
The granting clause and Sections 3.02, 3.03 and 3.04 of the Indentures, and Sections 3.02, 3.03 and 3.06 of the Intercreditor Agreement.

                                      A-3